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Exhibit 10.4

EXECUTION VERSION

AGREEMENT OF PURCHASE AND SALE

Dallas Midtown, Dallas, Texas

KEY TERMS SUMMARY

Effective Date:	June 1, 2026
Buyer:	Arena Development Intermediate, LLC, a Delaware limited liability company
Seller:	Seritage SRC Finance LLC, a Delaware limited liability company
Property:

Certain real property containing approximately 22 acres located between Preston Road and Montfort Drive, North of Highway 635, South of Alpha Road, in the City and County of Dallas, State of Texas, as generally shown on the site plan set forth on Exhibit A (the “Land”), together with all Improvements (defined below) located on the Land and Seller’s interest in all other property described in Section 2. The final acreage and legal description for the Land shall be set forth in the final Survey (see Section 8.2).

“Seritage Property” shall mean the portion of the Land generally shown on Exhibit A and designated as Seritage Property, together with all Improvements located on the Seritage Property and Seritage Seller’s right, title and interest in and to all other related Property described in Section 2.

Title Company:	UTB Title, writing on behalf of Chicago Title Insurance Company (Section 8)
Escrow Agent:	UTB Title
Funding Agent:	Chicago Title Insurance Company
Purchase Price:	$50,760,000, subject to prorations, setoffs and adjustments in accordance with the terms of this Agreement (Section 4).
Closing Date:	The date that is the earlier of (i) ninety (90) days following the Entitlements Period Expiration Date (defined below), and (ii) January 31, 2028 (Section 14)
Broker(s):	None (Section 20)
Related Agreement:

That certain Agreement of Purchase and Sale, dated as of the date hereof, by and between TX Dallas Midtown LP, Algodon I LP, SJM Block 4 LP, SJM Block 9 LP, SJM Block 10 LP, SJM LT Midtown LP, and Dallas-Montfort Property LLC (collectively, “Related Seller”), as seller, and Buyer, as Buyer, pursuant to which Buyer has agreed to purchase certain property located near the Property (“Related Property”), all as more fully set forth in the Related Agreement

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Exhibits:

Exhibit A – Site Plan of the Land Exhibit B- Due Diligence Materials Exhibit C - Form of Deed

Exhibit D - Form of Assignment of Contracts Exhibit E - Form of Assignment of Leases

Exhibit F - Form of Assignment of Intangible Property Exhibit G - Form of Bill of Sale

Exhibit H – Form of Vendor Notice Exhibit I – Form of Tenant Notice

Schedules:	Schedule 10.5 – List of Service Contracts Schedule 10.6 – Litigation Schedule 10.12 – Lease Schedule

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AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (“Agreement”) is entered into as of the Effective Date by Buyer and Seller. The parties agree as follows:

1.
Key Terms Summary; Enumeration of Exhibits; Consent. References in the body of this Agreement to a portion of the Key Terms Summary (e.g., the defined terms in the left-hand column of the Key Terms Summary) are deemed and construed to incorporate all the terms provided under each such referenced portion of the Key Terms Summary (as applicable). References in the Key Terms Summary to a portion of the body of this Agreement (e.g., Section references in the right-hand column of the Key Terms Summary) are deemed and construed to incorporate all the terms provided under each such referenced portion of the body of the Agreement (as applicable). Notwithstanding the foregoing, if there is any inconsistency between the Key Terms Summary and another portion of this Agreement, the terms of the Key Terms Summary control. The Exhibits enumerated in the Key Terms Summary and attached to this Agreement are incorporated in this Agreement by reference and are to be construed as a part of this Agreement.
2.
Agreement of Sale and Purchase. Subject to the terms of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property, which shall include the Land and all of the following (collectively, the “Property”):
2.1.
all buildings, structures, fixtures (to the extent of Seller’s interest therein) and improvements on the Land, including, without limitation, as applicable, Seller’s interest in streets, utility lines, drainage and stormwater infrastructure, other infrastructure, monuments and landscaping or other improvements (collectively, the “Improvements”) (the Land and the Improvements are collectively referred to herein as the “Real Property”);
2.2.
Seller’s right, title and interest in and to, all rights and appurtenances pertaining to the Land, including, without limitation, as applicable, all (i) minerals, oil, gas, and other hydrocarbon substances thereon; (ii) adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed; (iii) development rights, covenants, easements, privileges, and hereditaments, whether or not of record, and (iv) access, air, water, riparian, development, utility, and solar rights;
2.3.
all tangible personal property upon the Land owned by Seller and used in connection with the operation of such Land and/or the Improvements, which may include, without limitation, as applicable, equipment, appliances, tools, machinery, supplies, building materials and other similar personal property which are located on the Real Property and used in the day-to-day operation or maintenance of the Real Property (collectively, the “Personal Property”);
2.4.
to the extent assignable (with any applicable assignment costs being Buyer’s responsibility), all of Seller’s right, title and interest in and to all intangible personal property related to the Real Property, including, without limitation, as applicable: trade names and trademarks; all marketing or promotional materials related to the Real Property; any site plans, plans and specifications and other architectural, engineering, and landscaping drawings and/or plans; any surveys, soils reports, environmental reports or inspections, substrata studies, traffic studies and any other plans or studies of any kind; any warranties, guarantees, licenses, permits and bonds that Seller received in connection with the ownership of the Real Property; and any permits, approvals, licenses, consents, restrictions and certificates issued by a governmental or quasi-governmental authority (including any pending applications) (collectively, the “Intangible Property”) Notwithstanding the foregoing, (a) Intangible Property shall not include (i) any trade names, trademarks, or other intellectual property containing the name Seritage or any derivatives thereof, (ii) any Intangible Property that is privileged or confidential or (iii) any plans or specifications that

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contain designs that constitute the proprietary intellectual property of the developer and/or the ultimate tenant or occupant of the applicable improvements.

2.5.
all of Seller’s right, title and interest in and to the Service Contracts to the extent assumed by Buyer in accordance with Section 11.2, which for the avoidance of doubt shall include Service Contracts entered into by Seller after the Effective Date in accordance with the provisions of this Agreement (to the extent the same are permitted under the terms of this Agreement to survive the Closing Date);
2.6.
all of Seller’s right, title and interest in and to those certain leases, licenses and occupancy agreements described on Schedule 10.12 (the “Lease Schedule”), together with all leases, licenses and occupancy agreements entered into by Seller after the Effective Date in accordance with the provisions of this Agreement (to the extent the same are permitted under the terms of this Agreement to survive the Closing Date) (collectively, the “Leases”); and
2.7.
all of Seller’s right, title and interest in and to all other rights, privileges, and appurtenances that relate in any way to the above-described properties.
3.
Consideration.
3.1.
Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller, and Seller acknowledges receipt of, One Hundred Dollars ($100.00) (the “Independent Consideration”), which amount the parties bargained for and agreed to as consideration for Buyer’s right to inspect and purchase the Property pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable and fully earned and will be retained by Seller notwithstanding any other provision hereof.
4.
Purchase Price. Subject to satisfaction or waiver of all conditions to Closing in accordance with the applicable terms and provisions of this Agreement, the Purchase Price for the Property (as adjusted by the terms of this Agreement and subject to the prorations set forth in Article 5 of this Agreement) is payable by Buyer to Seller (via Funding Agent) at Closing by wire transfer of immediately available federal funds and, upon consummation of the Closing, Funding Agent shall disburse to Seller such amount in accordance with the escrow instructions delivered by Seller to Funding Agent. Seller shall have the right, together with Related Seller, to issue a joint instruction to Funding Agent to modify the allocation of the Purchase Price under this Agreement and the “Purchase Price” (as defined in the Related Agreement) under the Related Agreement. Seller acknowledges and agrees that Seller, together with Related Seller, shall provide to Buyer the reallocation of the Purchase Price under this Agreement and the “Purchase Price” under the Related Agreement on or prior to the date that is thirty (30) days following the date on which the Survey is finalized and approved by Buyer. Following the date on which the reallocation is agreed upon between Seller and Related Seller, Seller and Related Seller shall prepare draft amendments to this Agreement and the Related Agreement to memorialize the reallocated Purchase Price and deliver the same to Buyer for Buyer’s review and approval (not to be unreasonably withheld). Once the forms of amendments are agreed upon, Buyer and Seller shall execute the approved amendment to this Agreement simultaneously with the execution of the amendment to the Related Agreement memorializing the updated allocation of the Purchase Price under this Agreement and the “Purchase Price” (as defined in the Related Agreement) (collectively, the “Approved Amendments”). Once executed by Seller and Buyer, Funding Agent and Escrow Agent shall acknowledge the Approved Amendments by their signatures thereto.

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5.
Closing Costs; Pro-Rations at Closing.
5.1.
Recording Fees and Other Fees. Seller shall pay (i) the cost of any title examination fees charged by Title Company to the extent related to ordering the Commitment and/or issuing the Title Policy (as defined below), (ii) the cost of the base premium for the Title Policy in the amount of the Purchase Price (but not premiums for any endorsements or any title insurance requirements of Buyer’s lender, if applicable), (iii) the cost to prepare and obtain all other documents necessary to perform Seller’s agreements and obligations under this Agreement, and (iv) the cost of preparing and recording all documents necessary to correct or remove defects in or encumbrances upon Seller’s title to the Property (to the extent Seller is obligated under this Agreement to do so or has committed in writing to remove such defects or encumbrances). Buyer shall pay (a) the cost of recording the Deed, (b) the cost of any premiums for endorsements to the Title Policy and any title insurance requirements of Buyer’s lender (if applicable),

(c) the cost of applying for and pursuing the Entitlements, (d) the cost of the Survey (as defined below), (e) the cost incurred by Buyer to conduct its inspections, tests, studies and the like (including the Tests), and

(f) the cost to prepare and obtain all other documents necessary to perform Buyer’s agreements and obligations under this Agreement. Each party shall pay its own attorneys’ fees and fifty percent of any escrow fees charged by Escrow Agent or Funding Agent. Any other costs and expenses which are not specifically allocated between Seller and Buyer in this Section 5.1 or elsewhere in this Agreement shall be allocated between Seller and Buyer according to local custom in connection with the sale of commercial real property in Dallas, Texas (as reasonably agreed by the parties).

5.2.
Prorations. Except as otherwise indicated by this Agreement, Funding Agent shall prorate between the parties (and the parties shall deposit funds therefor with Funding Agent or shall instruct Funding Agent to debit against sums held by Funding Agent owing to such party), as of 11:59 p.m. the day immediately prior to the Closing Date (such prior date, the “Adjustment Date”), all income and expenses with respect to the Property that are payable to or by the owner of the Property, including all matters set forth in this Section 5.2, so that the income and expense items with respect to the period up to and including the Adjustment Date shall be the responsibility of Seller and the income and expense items with respect to the period after the Adjustment Date shall be the responsibility of Buyer. Seller and Buyer shall prorate any items of costs or expenses not specified in this Article 5 in the manner that such items are customarily apportioned between sellers and buyers in connection with the sale of commercial real property in Dallas, Texas.
5.3.
Utilities. All charges, taxes and fees for utility services (including without limitation, as applicable: water, sewer, gas and electricity), shall be prorated on an accrual basis. Seller shall endeavor to obtain utility meter readings to a date not more than five (5) days before the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and Seller or Buyer, as the case may be, promptly shall make any applicable payment to the other based upon such recalculations. In the event Seller has previously made any utility deposits for services at the Property, then Seller shall elect (with notice of such election provided to Buyer on or before five (5) days prior to Closing, failing which Seller shall be deemed to have elected option (ii) below), whether (i) to receive a credit for such amounts at Closing (to the extent the deposit is actually transferred to and for the benefit of Buyer, as confirmed in writing by the subject deposit holder and provided to Buyer on or before Closing) or (ii) to request a reimbursement of the deposit from the applicable utility provider.

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5.4.
Taxes. Ad valorem taxes (“Taxes”) assessed against the Property for the current applicable calendar or fiscal year in which Closing occurs will be prorated on a calendar year or fiscal year basis, as applicable, as of the Adjustment Date, and will be based on the actual Taxes for the applicable current calendar or fiscal year. If the actual Taxes for the current calendar or fiscal year are unavailable, then such pro-ration will be based on one hundred percent (100%) the actual Taxes for the prior calendar or fiscal year, and Seller and Buyer shall recalculate such pro-ration within sixty (60) days following date on which the actual Taxes for the calendar or fiscal year in which the Closing occurs are determined (as a point of clarity, Seller is not in any way responsible for any incremental increase in Taxes to the extent resulting from any improvements constructed by or on behalf of Buyer at the Property following the Closing Date). Seller shall promptly provide Buyer with all relevant documentation relating to the Taxes (including any tax bills) whether received by Seller before or after Closing. Notwithstanding anything to the contrary, for any tenant that, pursuant to its Lease (if any), makes payments to fund Taxes (whether annually, semi-annually or otherwise on less than a monthly basis), the portion of Taxes that such tenant is obligated to pay through such rent payments shall be excluded from the Tax proration between Seller and Buyer as contemplated above. Buyer and Seller shall prorate any payments made by such tenant for the tax year in which the Closing occurs, and Buyer shall collect any such payments that are payable following the Closing Date directly from the tenants as and when due and payable by such tenants. Seller expressly reserves (i) the right (but shall not have the obligation) to commence, prosecute and complete any and all contests and appeals that may be available with respect to Taxes which are allocable to any fiscal year occurring prior to the fiscal year in which the Closing Date occurs; and (ii) the right to receive any and all refunds and proceeds that may be payable as a result of any such contests or appeals of Taxes commenced under clause (i) above. If Seller commences any contest or appeal with respect to the fiscal year in which the Closing Date occurs, then, (x) if such contest or appeal is to be settled or resolved prior to the Closing Date, the proposed settlement or resolution shall be subject to Buyer’s prior approval, not to be unreasonably withheld, conditioned or delayed and (y) if such contest or appeal is continuing as of the Closing Date, Seller shall assign its rights under such contest or proceeding to Buyer at Closing and Buyer shall be permitted to settle or resolve the same following the Closing Date, subject to Seller’s prior approval, not to be unreasonably withheld, conditioned or delayed. Any tax refunds received by Buyer following the Closing Date which are allocable to the period prior to the Closing Date will be promptly paid by Buyer to Seller (net of applicable costs and expenses) and any tax refunds received by Seller following the Closing Date which are allocable to the period following the Closing Date will be promptly paid by Seller to Buyer (net of applicable costs and expenses).
5.5.
Service Contracts. With regard to Service Contracts to the extent assumed by Buyer at Closing in accordance with Section 11.2: (i) Seller shall be credited for sums that have been prepaid by Seller prior to the Adjustment Date under the Service Contracts if such prepaid amounts pertain to services for periods of time from and after the Adjustment Date, and, provided, that such prepayment amount is confirmed in writing provided to Buyer by the counterparty to the Service Contract or pursuant to other confirmation reasonably acceptable to Buyer; and (ii) Buyer shall be credited at Closing for any amounts that are due or accrued but unpaid as of the Adjustment Date and relate to a Service Contract and the period of time prior to the Adjustment Date.
5.6.
Leases. To the extent any Leases are in place on the Closing Date, the following provisions shall apply: Rents as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by the tenants to the applicable landlord under the Leases) shall be prorated as of the Adjustment Date. At Closing, Seller shall credit to the account of Buyer the amount of any security deposits then held by Seller with respect to the Leases. As to any pass-through expense payments, escalation rent and/or percentage rent payable under the Leases, Seller shall (to the extent required by the Leases) bill all applicable tenants in the ordinary course, through the Closing Date. At or before Closing, Seller shall deliver to Buyer all material records used by Seller to calculate payment of such rents described in the immediately preceding sentence for the year of Closing (whether fiscal or calendar year), and the parties

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shall allocate any monthly payments paid with respect to such rents in the same manner as Rent. Following the Closing, the parties shall promptly true-up with one another after the reconciliations with respect to such rents for the year of Closing (whether fiscal or calendar year) are completed by Buyer and Buyer has calculated the final amount of such rents payable for the year of Closing (whether fiscal or calendar year). Subject to the terms of the Leases, Buyer shall endeavor to complete such reconciliations as soon as reasonably practicable following the end of the year of Closing (whether fiscal or calendar year).

5.7.
Settlement Statement; Reprorations. At least five (5) Business Days prior to the Closing Date, Seller shall prepare a draft set of prorations for Buyer’s review. Seller and Buyer shall work together in good faith to approve said prorations so that the Funding Agent may then prepare (in accordance with the terms of this Agreement) and deliver to Seller and Buyer an initial closing statement for their respective review and approval (such statement, upon approval by Seller and Buyer, the “Settlement Statement”). Notwithstanding the foregoing or anything else to the contrary, either Seller and/or Buyer may request separate closing statements based on the agreed upon set of prorations. No later than one hundred and twenty (120) days following the Closing Date (or such later date as may be applicable under Section 5.4 or Section 5.6 above but solely with respect to Taxes and the Leases, as applicable), Buyer shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. Subject to reasonable verification by Seller, the parties shall make the appropriate adjusting payments between them within sixty (60) days after delivery of any such recalculation. All matters set forth in this Article 5 shall survive Closing.
6.
Conveyance of Title. Seller shall convey fee simple title to the Real Property to Buyer by special warranty deed, subject only to the Permitted Exceptions (as defined in Section 8.5) (the “Deed”).
7.
Inspection Period and Entitlements Period.
7.1.
Due Diligence Materials; Inspection Period. Prior to the Effective Date, Seller has, to the extent related to the particular Property owned by the particular Seller in question, delivered to Buyer copies of the items set forth on Exhibit B attached hereto and made a part hereof (the “Initial Due Diligence Materials”), which Due Diligence Materials were delivered to Buyer by posting the same to a data room at the following web address: https://seritagegrowthproperties-my.sharepoint.com/:f:/g/personal/jmerrell_seritage_com/IgDahf3X3P6oQb9leF472jNPAZ3PvS-5WZYR9UKcQ1vmcC0?e=SzMien. In addition to the foregoing, Buyer may from time to time at any time prior to the Closing Date, reasonably request that Seller provide, to the extent related to the particular Property owned by the particular Seller in question, additional reasonable due diligence documents, materials, or information relating to such Property, and such Seller shall, within five (5) Business Days after receipt of any such request, deliver to Buyer copies of such requested items to the extent in such Seller's possession or reasonable control (collectively, to the extent provided by such Seller to Buyer, the “Additional Due Diligence Materials” and, together with the Initial Due Diligence Materials, collectively, the “Due Diligence Materials”). Subject to the applicable terms and provisions of this Agreement (including Sections 7.2 and 7.2.7 below), Buyer may review the Due Diligence Materials and examine the condition of, and Seller’s title to, the Property from the Effective Date until June 30, 2026 (said interim period being referred to herein as the “Inspection Period”); provided, that if this Agreement is not terminated upon the expiration of the Inspection Period, Buyer’s right to review the Due Diligence Materials and examine the condition of the Property shall continue through the Closing Date. Except as otherwise expressly provided in this Agreement, Buyer acknowledges and agrees that all documentation and any information provided to Buyer by or on behalf of Seller or its agents or representatives (including the Due Diligence Materials) are provided as an accommodation only and solely as a convenience to Buyer, without

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representation or warranty of any kind, express or implied. Notwithstanding the foregoing or anything else

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to the contrary, Seller shall not be required to deliver or otherwise make available to Buyer any proprietary materials, attorney/client materials, or other privileged or confidential materials.

7.2.
Access and Inspection. From the Effective Date and until the earlier of (i) the Closing or (ii) the sooner termination of this Agreement, Seller grants to Buyer, its employees, agents, representatives, and independent contractors, permission and license to conduct engineering, market, traffic, and economic feasibility studies of the Property and a physical inspection of the Property, including the right to enter upon the Property to collect information and to perform any tests, investigations, reports, studies, and inspections to the Property that Buyer deems necessary to make its determination as to the suitability of the Property for Buyer’s intended development and/or use, including any and all environmental, structural, geotechnical, soil, groundwater, topographical, geological, subsurface, and engineering tests and studies, site planning feasibility studies, surveys, and zoning analyses (all of the foregoing inspections, tests, studies and the like, collectively, “Tests”). Seller shall reasonably cooperate with Buyer in good faith during Buyer’s performance of the Tests (at no cost or expense to Seller). Buyer shall provide Seller with at least two (2) Business Days’ advance notice of any Test performed at the Property (which notice shall be provided to Eric Dinenberg and may be provided via email to said party). Seller may have a representative present during any Property access by or on behalf of Buyer (including as to any Tests made by or on behalf of Buyer on the Property).
7.2.1.
To the extent any Tests will be performed on any portion of the Property that is subject to a Lease (other than any temporary leases or licenses for use of vacant portions of the Property unless the licensee has the right to use such portion of the Property on the date when Buyer plans to perform such Test), access to such portions of the Property (including as to any such Tests) shall be subject to the applicable terms of the Leases (including the rights of the tenants/licensees/occupants thereunder) and shall not unreasonably interfere with the use of the Property (including any operations and activities thereon) by the tenants/licensees/occupants under any such Leases. Buyer shall not contact any tenants/licensees/occupants of the Property that is party to a Lease without Seller's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.
7.2.2.
No such Tests shall be invasive without the prior written consent of Seller, unless invasive testing (i.e., a Phase II ESA) is recommended under a Phase I ESA or related report. If Buyer has the right to conduct any invasive testing, the same shall be subject to reasonable and customary conditions provided by Seller, including, that Seller shall have reasonable approval over the scope and location of such invasive testing. As a point of clarity, a customary Phase I ESA, geotech and PCA are expressly permitted (subject to the other applicable terms and provisions hereof).
7.2.3.
All Property access (including as to any such Tests) shall be conducted in accordance with standards customarily employed by sophisticated investors in connection with the performance of due diligence review of commercial property in Dallas, Texas and in compliance with all applicable laws, codes and ordinances.
7.2.4.
Following any entry onto the Property by or on behalf of Buyer (including as to any such Tests), if Buyer’s performance of any such Tests or any other Property access by or on behalf of Buyer results in damage to any portion of the Property, Buyer shall promptly restore the Property (at Buyer’s sole cost) to a condition which is as near as possible to the condition that existed immediately prior to the applicable Test, reasonable wear and tear excepted (such obligation to survive any termination of this Agreement occurring prior to Closing for a period of two (2) years).
7.2.5.
If Buyer or Seller elects to terminate this Agreement in accordance with the terms and provisions of this Agreement, and if requested by Seller, Buyer (at no cost to Buyer) shall promptly furnish to Seller copies of any reports received by Buyer relating to any Tests; provided, however,

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that such reports shall be delivered without any representation, warranty, or liability on the part of Buyer, and such foregoing obligation shall survive the termination of this Agreement. In addition, upon the termination of this Agreement, Buyer shall, subject to Buyer’s customary document retention practices, promptly return to Seller, destroy or delete (as applicable) any Due Diligence Materials and other documentation and information provided by or on behalf of Seller to Buyer with respect to Seller and/or the Property, such obligation to survive the termination of this Agreement.

7.2.6.
Buyer shall indemnify and hold harmless Seller from any actual damages, liabilities, claims, costs and expenses incurred by or on behalf of Seller (collectively, “Losses”), to the extent caused by Buyer or Buyer’s employees, agents, representatives or independent contractors accessing the Property following the Effective Date for any reason (including to conduct Tests); provided, however, that Buyer’s indemnification obligation shall not apply to and shall expressly exclude each and all of the following: (i) Losses incurred to the extent related to any condition that existed at the Property prior to the date of the applicable Test, including without limitation, the mere discovery (but not, for the avoidance of doubt, exacerbation) of, hazardous, toxic, or regulated substance, material, or waste; (ii) Losses to the extent arising from the gross negligence or willful misconduct of Seller, Related Seller or any of Seller’s or Related Seller’s agents, employees, members, representatives, contractors, licensees and invitees; and/or (iii) consequential, special and punitive damages. Buyer’s indemnification obligation under this Section 7.2 shall survive (i) any termination of this Agreement occurring prior to Closing for a period of two (2) years and (ii) the Closing Date (if the Closing occurs), but solely with respect to any claims commenced prior to the Closing Date that are continuing as of the Closing Date and, otherwise, with respect to any claims arising on or following the Closing Date to the extent covered by the insurance of Buyer actually held or otherwise required to be held by Buyer pursuant to Section 7.2.7 below.
7.2.7.
Insurance. As a condition precedent to Buyer or anyone acting on Buyer’s behalf entering the Property for any reason (including to perform the Tests), Buyer shall maintain or cause to be maintained, at Buyer’s sole cost and expense, and deliver to Seller reasonable evidence of, a policy of comprehensive general public liability and property damage insurance: (a) with a combined single limit of not less than $1,000,000 per occurrence/$2,000,000 general aggregate and $5,000,000 excess umbrella liability, (b) insuring Buyer, and including Seller (including any other designees reasonably requested by Seller, including any property manager and lender of Seller) as additional insureds. Buyer shall deliver reasonable evidence of such insurance coverage to Seller prior to any Property access by or on behalf of Buyer. As a point of clarity, any party performing Tests on behalf of Buyer must be reputable and qualified and otherwise insured to the same degree as Buyer as described above or otherwise in a manner reasonably acceptable to Seller (and provide Seller with reasonable evidence thereof prior to any such Property access by such party). As a further point of clarity, any Buyer consultant performing environmental Tests (including any Phase I ESA or permitted Phase II ESA) must also maintain environmental impairment or pollution liability insurance, with commercially reasonable limits (and provide Seller with reasonable evidence thereof prior to any such Property access by such party).
7.2.8.
Notwithstanding the foregoing or anything contained in this Agreement to the contrary, Buyer shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period for no reason or any reason at all (in Buyer’s sole discretion), by delivery of written notice to Seller prior to 6:00 p.m. CST on the last day of the Inspection Period and without payment of any termination fee; provided, that, for the avoidance of doubt, Seller shall be permitted to retain the initial

$169,200 released to Seller from the First Deposit (defined below). Upon delivery of any such termination notice, this Agreement shall automatically terminate and the parties shall have no further obligations or liabilities hereunder other than those that expressly survive a termination of this Agreement.

7.2.9.
Intentionally Omitted.

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7.3.
Entitlements Period.
7.3.1.
Subject to the other applicable terms and provisions of this Agreement, Buyer shall have the right to prepare and submit one or more applications to obtain the Entitlements and take all other actions as Buyer deems reasonably necessary or desirable in order to pursue and obtain the Entitlements. The period during which Buyer may apply for and pursue the Entitlements (such period, the “Entitlements Period”) shall commence upon the expiration of the Inspection Period and shall expire upon the earlier to occur of (i) January 28, 2028, and (ii) the date on which Buyer obtains the Entitlements (such earlier date, the “Entitlements Period Expiration Date”). Buyer shall pursue the Entitlements in good faith during the Entitlements Period, taking into account Buyer’s development plan for the Property, and Buyer shall have the right to determine the timing and sequencing of the Entitlement application process.
7.3.2.
For purposes of this Agreement, the “Entitlements” shall mean all of the following items necessary or desirable for Buyer’s intended development of the Land as a mixed-use development, which shall include a professional sports and entertainment arena or complex and may include, without limitation, parking, retail shopping, restaurants, hotels, office buildings, multifamily buildings, experiential entertainment and/or condominium buildings (collectively, the “Project”): (a) approval from the City of Dallas for an amendment or modification to the existing zoning regulations to permit the Project, (b) approval from all applicable governmental authorities for license(s) and/or an abandonment(s), (c) approval from the City of Dallas for a preliminary plat(s) (as a point of clarity, and notwithstanding anything to the contrary, Buyer may not file a final plat prior to Closing), (d) approval from the City of Dallas for a development and/or economic incentive agreement(s), (e) approval from all applicable governmental authorities for the modification, creation and/or implementation of a specialty district, including but not limited to a public improvement district or tax increment financing district, and

(f) any other approvals, permits or entitlements determined by Buyer to be reasonably necessary or desirable to obtain in connection with the Project. Entitlements shall be considered “obtained” by Buyer only after final approval from the relevant governmental authorities with respect to items (a) through (f) above has been received. Subject to the last sentence of this Section 7.3.2, Buyer shall have the right to submit the application for the Entitlements and request Entitlements in any form determined by Buyer, in Buyer’s sole discretion and Seller shall have no approval over any such applications or submissions. Buyer shall be solely responsible for payment of all costs and expenses incurred in connection with Buyer seeking and obtaining the Entitlements, including without limitation, all costs and expenses associated with defending any administrative or litigation challenges to the Entitlements. Notwithstanding the foregoing or anything else to the contrary, Buyer’s application(s) for the Entitlements shall not request, or otherwise result in, the diminishment or reduction of any of the uses that are legally permitted to be constructed on the Land as of the Effective Date or otherwise reduce any of Seller’s other existing zoning rights or add any obligations on the part of Seller (other than Seller’s obligation to cooperate with Buyer under Section 7.3.4 below), unless expressly approved by Seller in writing. The parties acknowledge that as part of the zoning of the Property as of the Effective Date, the streets that form a part of the Property (or will form a part of the development thereof) are controlled by the Streets Plan (Exhibit 887C) (the “Streets Plan”). As part of the process of applying for the Entitlements, Buyer shall have the right to amend the City’s Thoroughfare Plan in order to accommodate the Project; provided, that such amendments to the City’s Thoroughfare Plan requested by Buyer shall not terminate the Streets Plan or render the Streets Plan unenforceable as it relates to Seller’s zoning rights in effect with respect to the Property as of the Effective Date. Buyer shall not make any requests in connection with its application for the Entitlement(s) that will cause the Property to no longer be governed by the TIF District (as defined below).

7.3.3.
Buyer agrees to provide written status updates concerning the Entitlements to Seller at least once every calendar month (and otherwise reasonably update Seller as and when reasonably requested by Seller from time to time) and promptly following the achievement or delay of any significant milestones in the Entitlements processing until all of the Entitlements have been obtained

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as provided in Section 7.3.2 above. Further, Buyer shall promptly notify Seller upon Buyer obtaining the Entitlements.

7.3.4.
Seller acknowledges and agrees that, upon written request from Buyer, Seller will provide prompt and reasonable cooperation to Buyer in Buyer’s efforts to obtain the Entitlements, which cooperation may include, but shall not be limited to, Seller’s execution and delivery of zoning applications, site plan applications, variance requests and/or special or conditional use permit applications; provided, that Seller shall not incur any additional cost, expense or liability as a result of providing any such cooperation to Buyer and Seller shall have the right to reasonably approve any particular forms that Seller is requested by Buyer to execute for purposes of confirming the accuracy thereof (but in no event shall this reasonable approval right be deemed to give Seller approval of the application for Entitlements generally (even if the document(s) required to be executed by Seller are being submitted as part of the collective application for the Entitlements), subject to the other applicable terms and provisions of this Section 7.3). For avoidance of doubt, but subject to the other applicable terms and provisions of this Section 7.3 (including the last sentence of Section 7.3.2), Seller and Buyer hereby acknowledge and confirm their intent that Seller not be entitled to approve or withhold approval for any Entitlements, including any applications or other submittals or documents by which Buyer seeks to obtain Entitlements.
7.3.5.
Notwithstanding the foregoing, Buyer shall have the right to terminate this Agreement at any time prior to 6:00 p.m. CST on the Entitlements Period Expiration Date for no reason or any reason at all (in Buyer’s sole discretion), by delivery of written notice to Seller prior to the applicable date and time set forth above and without payment of any termination fee; provided, that, for the avoidance of doubt, Seller shall be permitted to retain all Release Payments previously released or otherwise required to be released to Seller prior to such termination date by Funding Agent in accordance with Section 7.4. Upon delivery of any such termination notice, this Agreement shall automatically terminate and the parties shall have no further obligations or liabilities hereunder other than those that expressly survive a termination of this Agreement.
7.4.
Deposits.
7.4.1.
On or before 6:00 p.m. CST on the third (3rd) Business Day following the Effective Date, Buyer shall deliver to Funding Agent a deposit of $169,200 (the “First Deposit”). Within one (1) Business Day following Funding Agent’s receipt of the First Deposit, Funding Agent shall release the First Deposit to Seller in accordance with the wiring instructions provided to Funding Agent by Seller.
7.4.2.
If Buyer has not elected to terminate this Agreement on or before the expiration of the Inspection Period, then for each month of the Entitlements Period, Buyer shall be obligated to pay Seller a payment (each, a “Release Payment”), in the amount of: (i) with respect to the first month of the Entitlements Period through and including the sixth (6th) month of the Entitlements Period, $126,900 per month and (ii) for the seventh (7th) month of the Entitlements Period and each month thereafter until the month in which the Entitlements Period Expiration Date occurs, $274,950 per month. The Release Payments shall be funded to Funding Agent (to be held in escrow in accordance with the terms of this Agreement) as follows:
7.4.2.1.
If Buyer has not elected to terminate this Agreement on or before the expiration of the Inspection Period, then on or before June 30, 2026, Buyer shall deliver to Funding Agent a deposit in the amount equal to the total Release Payments owed for the first six (6) months of the Entitlements Period totaling $761,400 (the “Second Deposit”). On July 1, 2026, Funding Agent shall release $126,900 to Seller as payment for the Release Payment owed to Seller by Buyer for the first month of the Entitlements Period. Thereafter, on the first day of each subsequent month during the Entitlements

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Period, Funding Agent shall release to Seller the applicable Release Payment from the Second Deposit in accordance with the wring instructions provided to Funding Agent by Seller, each in satisfaction of Buyer’s obligation to fund the Release Payment for such month in accordance with Section 7.4.2, unless prior to the first day of such month, Buyer has terminated this Agreement.

7.4.2.2.
If Buyer has not elected to terminate this Agreement prior to December 31, 2026, then on or before December 31, 2026, Buyer shall deliver to Funding Agent a deposit equal to the total Release Payments owed for the next six (6) months of the Entitlement Period totaling

$1,649,700 (the “Third Deposit”). On January 1, 2027 and on the first day of each month of the Entitlements Period thereafter, Funding Agent shall continue to release to Seller the applicable Release Payment from the Third Deposit in accordance with the wiring instructions provided to Funding Agent by Seller, each in satisfaction of Buyer’s obligation to fund the Release Payment for such month in accordance with Section 7.4.2, unless prior to the first day of such month Buyer has terminated this Agreement.

7.4.2.3.
If Buyer has not elected to terminate this Agreement prior to June 30, 2027, then on or before June 30, 2027, Buyer shall deliver to Funding Agent a deposit equal to the total Release Payments owed for the next seven (7) months of the Entitlement Period totaling $1,924,650 (the “Fourth Deposit” and, together with the First Deposit, the Second Deposit and the Third Deposit, collectively, the “Deposit”). On July 1, 2027 and on the first day of each month of the Entitlements Period thereafter, Funding Agent shall continue to release to Seller the applicable Release Payment from the Fourth Deposit in accordance with the wiring instructions provided to Funding Agent by Seller, each in satisfaction of Buyer’s obligation to fund the Release Payment for such month in accordance with Section 7.4.2, unless prior to the first day of such month Buyer has terminated this Agreement.
7.4.3.
Notwithstanding anything to the contrary, (i) the First Deposit and all Release Payments shall be deemed to be earned by Seller upon Seller’s receipt of the same from Funding Agent (or the date Funding Agent is otherwise required to release the same to Seller in accordance with this Section 7.4, if earlier) and shall be non-refundable to Buyer, except upon a termination of this Agreement by Buyer resulting from a Seller Default to the extent expressly described in Section 17.2, and (ii) neither the First Deposit nor any Release Payments will be credited towards the Purchase Price, such that the First Deposit and all Release Payments shall be in addition to the Purchase Price.
7.4.4.
If the Closing occurs on or before the date on which the final portion of any Deposit has been released to Seller, then, that portion of the Deposit then held by Funding Agent shall be applied at Closing towards the Purchase Price, or, at Buyer’s option, refunded to Buyer. If this Agreement is terminated by Buyer in accordance with Section 7.3.5, Section 9.1, Section 13.3, Section 17.2 or any other express termination right of Buyer under this Agreement, then within two (2) Business Days following such termination, Funding Agent shall return to Buyer any portion of any Deposit then held by Funding Agent (excluding any portion of the Deposit that was required to be released to Seller prior to the date of termination in accordance with this Section 7.4) in accordance with wiring instructions provided by Buyer to Funding Agent.
7.4.5.
Seller shall have the right, together with Related Seller, to issue a joint instruction to Funding Agent to modify the allocation of the Deposit and any monthly Release Payments owed (and released to) Seller hereunder and the “Deposit” and any “Release Payments” (as such terms are defined in the Related Agreement) owed (and released to) Related Seller under the Related Agreement. Funding Agent shall comply with any such joint instruction regarding a reallocation of such Deposit, Release Payments, “Deposit” and “Release Payments” (as such terms are defined in the Related Agreement). Notwithstanding the foregoing, in no event shall Funding Agent be permitted to release to Seller and Related Seller, in the aggregate, in any month more than the total applicable Release Payment and “Release Payment” (as defined in the Related Agreement) owed to Seller and Related Seller,

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respectively, under this Agreement and the Related Agreement (i.e., $600,000 in the aggregate for the first six (6) months of the Entitlement Period and $1,300,000 in the aggregate for each subsequent month of the Entitlement Period). For the avoidance of doubt, Buyer shall have no liability as a result of any such joint instruction (or whether Funding Agent complies or fails to comply), and Buyer’s obligations under this Section 7.4 shall be deemed satisfied with respect to each Deposit upon each date that Buyer makes each such required Deposit in accordance with this Section 7.4.

8.
Title Commitment; Survey; Title Defects
8.1.
Within ten (10) Business Days following the Effective Date (or as soon thereafter as the same is made available by the Title Company), Seller, at Seller’s expense, shall cause the Title Company to provide Buyer with a commitment for an owner’s policy of title insurance covering the Real Property (the “Commitment”), and copies of all instruments listed or referenced in the Commitment as exceptions or matters subject to requirements for the issuance of a title policy pursuant to the Commitment (collectively, the “Exception Documents”).
8.2.
Within thirty (30) days following the Effective Date (or as soon thereafter as the same is made available by the surveyor), Buyer, at Buyer’s expense, shall obtain a land title survey (the “Survey”) of the Property and the property being conveyed to Buyer pursuant to the Related Agreement (the “Related Agreement Property”), which Survey must (i) meet the Minimum Standard Detail Requirements (including items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b), 13, 14, 15 and 16 of Table “A” thereof) and the Accuracy Standards for ALTA/NSPS Land Title Surveys as adopted by the American Land Title Association, the National Society of Professional Surveyors, and the American Congress on Surveying and Mapping and in effect on the date of the Survey; (ii) locate and show each exception referred to in Schedule B of the Commitment that is susceptible of location and indicate its effect on the Property (and make note of those exceptions that cannot be located and the reasons therefor); (iii) include an overall acreage and legal description for the overall Property together with the Related Agreement Property, as well as a legal description for each portion of the Property owned by Seller and each Related Seller (as applicable); and (iv) name Seller, Related Seller and the Title Company as certified parties. Buyer shall promptly deliver the Survey to Seller and the Escrow Agent upon receipt thereof. Buyer agrees to order the Survey within five (5) business days of the Effective Date and provide Seller with reasonable evidence thereof. Notwithstanding the foregoing or anything else to the contrary, Seller shall have the right to review a draft of the Survey in order to confirm the property lines/dimensions of the various lots that form a part of the Property and verify ownership between and amongst Seller and each Related Seller before the Survey is finalized; provided, however, that such right of review shall not constitute a right of approval by Seller and shall in no event limit Buyer’s ability to object to matters shown on the Survey in accordance with Sections 8.3 or 8.4 below.
8.3.
Buyer shall notify Seller of (i) any defects in or encumbrances upon Seller’s title to the Property (or any portion thereof) that are reflected in the Commitment and unacceptable to Buyer in Buyer’s sole discretion, and (ii) Buyer’s objections to matters shown by the Survey (collectively, “Buyer’s Title Objections”) no later than thirty (30) days following Buyer’s receipt of the last of the Commitment, all Exception Documents and the Survey. Except with respect to Mandatory Cure Items, Seller may, but is not obligated to, remove, correct, and/or satisfy Buyer’s Title Objections prior to Closing. Seller shall notify Buyer within ten (10) Business Days following receipt of Buyer’s Title Objections as to whether Seller will remove, correct, and/or satisfy each of Buyer’s Title Objections in the manner indicated (if applicable) in Buyer’s Title Objections (“Seller’s Title Response”). If in Seller’s Title Response, Seller elects to cure Buyer’s Title Objections, (a) Seller shall cure the same on or prior to Closing and (b) if requested by Buyer, keep Buyer reasonably apprised of Seller’s progress toward removing, correcting, and/or satisfying the same (and the manner in which such will be removed, corrected, and/or satisfied, provided, that Buyer shall not be obligated to accept affirmative insurance over any Buyer’s Title Objection that Seller elects to cure

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unless approved by Buyer (in Buyer’s sole discretion)). If, in Seller’s Title Response, Seller does not elect to cure Buyer’s Title Objections, or if Seller fails to timely deliver Seller’s Title Response, then in either event, Buyer may elect by written notice delivered to Seller prior to the expiration of the Inspection Period either (1) to proceed to Closing and consummate the transactions contemplated by this Agreement and each applicable Buyer’s Title Objection shall become a Permitted Exception or (2) to terminate this Agreement, whereupon this Agreement shall automatically terminate and no party will have any rights, duties, or obligations hereunder, except those specifically stated herein to survive termination of this Agreement (in this regard, if Buyer fails to timely make a written election as provided above, Buyer will be deemed to have elected option (1) above). If Seller fails to timely deliver Seller’s Title Response, Seller shall be deemed to have elected not to cure any of the Buyer’s Title Objections, except with respect to Mandatory Cure Items. If, in Seller’s Title Response, Seller elects to cure Buyer’s Title Objections but the same are not cured on or before the Closing Date, then, the same shall constitute a Seller Default (subject to applicable notice and cure periods) but, if the cost of removal of the applicable Buyer’s Title Objection can be reasonably reduced to a monetary sum, then, instead of exercising the remedies set forth in Section 17.2, Buyer may, with Seller’s prior written consent, proceed to Closing and receive a credit against the Purchase Price in an amount equal to the amount required to remove such Buyer’s Title Objection. As an alternative to Buyer exercising the Purchase Price credit remedy above, Seller may elect to extend the Closing Date for a period of up to thirty (30) days in an effort to remove or resolve any such items, provided, that (i) Seller has commenced to cure the applicable item prior to the Closing Date and is diligently prosecuting the cure to completion during such extension period; and (ii) this extension option shall run concurrent with any other extension rights of Seller under this Agreement.

8.4.
In the event that an update or modification to the Commitment or Survey obtained following the delivery to Buyer of the prior version of the Commitment or (as applicable), the prior version of the Survey, discloses any new or modified title or survey matter (including a modification in the scope of exception, requirement or coverage) that was (i) not shown on the initial Commitment or Survey (or any other updates thereto previously delivered to Buyer), and (ii) not caused by or on behalf of Buyer, Buyer may deliver written notice to Seller of the same (“Supplemental Objections”) within five (5) Business Days of Buyer’s receipt of such updated Commitment or Survey, as applicable. Thereafter, the Supplemental Objections shall be treated in the same manner as the Buyer’s Title Objections, except that Seller’s Title Response must be provided within seven (7) Business Days of Seller’s receipt of the Supplemental Objections (failing which Seller shall be deemed to have elected not to cure any such Supplemental Objections upon the expiration of said 7-Business Day period) and Buyer’s election based on such Seller’s Title Response (or deemed response) must be made within seven (7) Business Days following the giving of Seller’s Title Response or the expiration of Seller’s 7-Business Day response period if Seller does not formally respond. Notwithstanding anything contained in this Agreement to the contrary, the Closing Date shall be automatically extended to allow Seller and Buyer the full review and response times they are entitled to with respect to Supplemental Objections if the Closing Date is scheduled for a date that would occur prior to the expiration of Seller’s and Buyer’s 7-Business Day respond periods under this Section 8.4.
8.5.
For the purposes of this Agreement, the term “Permitted Exceptions” shall mean

(i) exceptions to title for the terms of the specific recorded instruments and other exceptions set forth on Schedule B of the Commitment, to which Buyer does not object within the timeframes prescribed in Sections 8.3 or 8.4 above as applicable or which become a Permitted Exception pursuant to the terms of Section 8.3, (ii) matters arising after the Effective Date that have been approved in writing by Buyer or, if applicable, that are otherwise caused by or on behalf of Buyer and (iii) Permitted Tenant Liens (as hereinafter defined). For the avoidance of doubt, Permitted Exceptions shall expressly exclude all Mandatory Cure Items.

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8.6.
Notwithstanding anything to the contrary contained herein, without the necessity of objection or request by Buyer, on or prior to Closing, Seller shall be required to cure the following items:

(i) liens and encumbrances affecting the Property which secure the payment of indebtedness of an ascertainable amount (other than the lien for taxes not yet due and payable), (ii) any mortgage, security agreement, financing statement or other similar agreement that evidences or secures indebtedness, in each case encumbering the Property, any portion thereof or Seller’s interest in and to any of the Leases, (iii) any mechanic’s or materialman’s lien with respect to work performed by or on behalf of Seller, or by or on behalf of any tenant of the Property pursuant to a Lease (if any) to the extent such lien constitutes a monetary lien encumbering the Property, provided, that, if (a) such lien results from work performed by any tenant under a Lease or any other action taken by a tenant under a Lease, (b) such tenant is not in default under its Lease (beyond the giving of any required notice and the expiration of any applicable cure period) and such Lease is in full force and effect, and (c) such Lease obligates the applicable tenant to remove such lien within a specified time period, then such lien shall not constitute a Mandatory Cure Item (a lien satisfying the conditions set forth in clauses (a) through (c) above being referred to herein as, a “Permitted Tenant Lien”), (iv) federal, state and municipal tax liens, in each case of Seller or an affiliate of Seller to the extent such tax lien encumbers the Property or any portion thereof, and (v) any encumbrance affecting the Property or portion thereof that is created or recorded by, on behalf of, or at the direction of, Seller after the Effective Date that was not approved by Buyer as required by the terms of this Agreement (collectively, the “Mandatory Cure Items” and each, a “Mandatory Cure Item”). If any Mandatory Cure Items have not been removed as of the Closing Date, Buyer may elect (A) to consummate the transaction contemplated by this Agreement without regard to such Mandatory Cure Item, in which event the Purchase Price shall be reduced by the amount of all outstanding Mandatory Cure Items that are monetary liens, or (B) treat such Mandatory Cure Item as a Seller Default (subject to applicable notice and cure periods) and exercise the remedies set forth in Section 17.2. As an alternative to Buyer exercising the remedy set forth in subsection

(A) above, Seller may extend the Closing Date for a period of up to thirty (30) days in an effort to remove or resolve any such Mandatory Cure Items; provided, that (i) Seller has commenced to cure the applicable item prior to the Closing Date and is diligently prosecuting the cure to completion during such extension period; and (ii) this extension option shall run concurrent with any other extension rights of Seller under this Agreement.

9.
Risk of Condemnation or Casualty Pending Closing. All risk of loss to the Property remains upon Seller until the conclusion of the Closing (subject to Section 7.2, as applicable). If, prior to Closing, either (a) condemnation or eminent domain proceedings are commenced by any person or entity with the authority of eminent domain against the Property, or any part thereof, or if Seller receives written notice of any pending or threatened condemnation or eminent domain proceedings against the Property, or any part thereof (each, a “Condemnation”); or (b) the Property suffers any damage by fire, flood, or other casualty (a “Casualty”) then, in either such event, Seller shall give Buyer prompt written notice thereof accompanied by reasonable supporting documentation, including without limitation, with respect to a Condemnation, all written information provided to Seller by the authority commencing or threatening the subject Condemnation.
9.1.
With respect to any Condemnation, within fifteen (15) Business Days after such notice and supporting information is received by Buyer (provided that the Closing Date shall be automatically extended to allow Buyer such full response time if there are less than fifteen (15) Business Days between the scheduled Closing Date and the date Buyer receives notice of such Condemnation), Buyer may: (i) accept the Property and proceed to Closing subject to the Condemnation; or (ii) terminate this Agreement whereupon the parties have no right, duty, or obligation hereunder, except those specifically stated herein to survive termination of this Agreement (in this regard, if Buyer fails to timely make a written election as provided above, Buyer will be deemed to have elected option (i) above). In the event Buyer elects to proceed to Closing pursuant to subpart (i) above, at Closing, all awards related to the subject Condemnation shall be paid to Buyer (to the extent previously received by Seller) or otherwise assigned to

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Buyer, with no reduction in the Purchase Price, and at Closing, Seller will assign to Buyer all of Seller’s right, title, and interest in and to any such awards.

9.2.
With respect to any Casualty, Buyer shall remain obligated to proceed to Closing, with no reduction in the Purchase Price, and at Closing, all of Seller’s property insurance proceeds (if any) related to the subject Casualty (including any rent loss insurance proceeds (if any) related to the period after Closing) shall be paid to Buyer (to the extent previously received by Seller, but net of any actual out-of-pocket demolition and other costs and expenses reasonably incurred by Seller to the extent required under any Lease or to otherwise secure the Property in a commercially reasonable and safe manner taking into account the then current use of the applicable portion of the Property) or otherwise assigned to Buyer (subject to the requirements of the Leases, as applicable), Buyer shall receive a credit from Seller at Closing in the amount of all deductibles associated with any such insurance that have not yet been paid, and at Closing, Seller will assign to Buyer all of Seller’s right, title, and interest in and to any such insurance proceeds.
10.
Representations and Warranties of Seller; Disclaimers and Waivers. As of the Effective Date, Seller hereby represents as to the representations set forth in this Article 10. As of the Closing Date, all of such representations shall also be remade and be true and correct in all material respects as of the Closing Date (subject to permitted updates thereto pursuant to Section 13.1, as applicable); provided, that with respect to representations set forth in this Article 10 that are already subject to a materiality qualifier (i.e., Section 10.9, 10.10 or 10.11), such representations (subject to permitted updates thereto pursuant to Section 13.1, as applicable) shall be true and correct without taking into account the “in all material respects” qualifier set forth in this sentence).
10.1.
Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. Seller is authorized to transact business in the state in which the Property is located. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms without the necessity of obtaining any third-party approval (other than those which have been obtained by Seller) and the persons executing this Agreement on behalf of Seller have been duly authorized to do so. Seller represents that the secretary’s certificate confirming that the transaction contemplated hereunder has been authorized by the Board of Trustees of Seller’s parent company that Seller previously provided to Buyer as part of the Initial Due Diligence Materials is duly executed and delivered and true and correct in all material respects.
10.2.
No Options. Seller has not granted any unrecorded option or right of first refusal or first opportunity pursuant to which any person has the right to acquire the Property or any portion thereof and, to Seller’s knowledge, no such unrecorded option or right of first refusal or first opportunity otherwise remains in effect.
10.3.
Contract Enforceable. This Agreement resulted from an arm’s-length negotiation, has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, except as enforceability hereof may be limited by bankruptcy, insolvency, or reorganization laws or applicable principles of equity.
10.4.
Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental, quasi-governmental, or regulatory authority; (ii) breach any provisions of the organizational documents of Seller; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, covenant,

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exclusive or other instrument, commitment, or obligation to which Seller is a party, or by which Seller, the Property or any of Seller’s material assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law, or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller’s material assets.

10.5.
Service Contracts. The operating, maintenance and other service contracts (collectively, the “Service Contracts”) listed on Schedule 10.5 (as the same may be updated to include Service Contracts entered into by Seller in accordance with this Agreement) are all of the operating, maintenance and service contracts and agreements to which Seller (directly or through its property manager, if any) is a party or is otherwise bound. Seller has delivered to Buyer the copies of each Service Contract in Seller’s possession or control used by Seller in connection with its operation of the Property. Seller has not received written notice from any counterparty to a Service Contract asserting any default by Seller under such Service Contract which remains unresolved or sent any written notice of default to any counterparty to a Service Contract which remains unresolved.
10.6.
Litigation. Except as disclosed on Schedule 10.6, and other than actions, suits, arbitrations, unsatisfied orders or judgments, government investigations or proceedings, in each case, covered by insurance (and for which the insurer has acknowledged coverage) and excluding any proceedings that may be initiated by Buyer with respect to Entitlements pursuant to Section 7.3, (i) there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which would (if adversely determined) have an adverse impact on Seller’s ability to perform its obligations under this Agreement or which adversely affects the Property and (ii) to Seller’s knowledge, no such action, suit, arbitration, unsatisfied order or judgment, or government investigation described in subsection (i) above is currently threatened in writing against Seller or the Property.
10.7.
Eminent Domain/Condemnation. No condemnation or eminent domain proceedings are now pending and Seller has not received a written threat of condemnation or eminent domain proceedings from any applicable governmental authorities with respect to the Property or any portion thereof.
10.8.
Foreign Investment and Real Property Tax Act. Seller is not a “foreign person” but is a “United States person” within the meaning of Section 1445 and 7701 of the Internal Revenue Code, Foreign Investment in Real Property Tax Act of 1980, or under any comparable state statutes that are applicable to this transaction.
10.9.
Compliance with Laws; Permitted Exceptions. Seller has not received written notice, which remains unresolved, from applicable governmental authorities of any material violations of any laws, ordinances, rules, regulations, zoning, or other legal requirements with respect to the Property, including with respect to the Americans with Disabilities Act, zoning laws, subdivision laws, building codes, fire codes, and hazardous or toxic substance or material which is regulated or controlled by applicable laws. Seller has not received written notice from any party under a Permitted Exception asserting any default by Seller under such Permitted Exception which remains unresolved or sent any written notice of default to any counterparty to such Permitted Exception which remains unresolved.
10.10.
Due Diligence Materials. To Seller’s knowledge, all of the Due Diligence Materials that have been or will be delivered or made available by Seller to Buyer in connection with the Property are the versions used by Seller (in all material respects) in the ordinary course in the operation of the Property as it relates to the subject matter thereof. To Seller’s knowledge, such Due Diligence Materials do not contain any information known by Seller to be materially false or materially misleading.

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10.11.
Leases; Possessory Rights. As of the Effective Date, Seller is not party to any Leases. If, as of the Closing Date Seller has entered into any Leases in accordance with the terms of this Agreement, then, the following representations and warranties shall be made by Seller with respect to all such Leases in effect on the Closing Date: The Leases listed on the Lease Schedule are all of the Leases to which Seller is a party or otherwise bound, relating to the Property. Seller has delivered to Buyer the true, correct and complete (in all material respects) copies of the Leases. To Seller’s knowledge, Seller has no obligation to perform any work or pay any allowance under the Leases which has not yet been performed or paid, other than customary maintenance and repair obligations on the part of landlord to be performed in accordance with the applicable Lease. Seller has not received written notice from any tenant under a Lease asserting any default by Seller under such Lease which remains unresolved or sent any written notice of default to any tenant under a Lease which remains unresolved. There are no leasing commissions or fees payable with respect to any Leases for which Seller is liable that have not been paid in full (such that any such commission or fee could become due or payable after the Closing). Subject to the possessory rights under the Leases, Permitted Exceptions and Service Contracts (as applicable), to Seller’s knowledge, there are no other parties in possession of the Property or of any part thereof except Seller, and subject to the foregoing, no other party has been granted any license, lease, sublease or other right relating to the use or possession of the Property by, through or under Seller. Seller has not consented to any sublease of any Lease which is currently in effect.
10.12.
ERISA. Seller (a) has never maintained any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (b) has never maintained a “plan” (within the meaning of Section 4975 of the Code) or (c) is not entity whose underlying assets include “plan assets” (within the meaning of 29 C.F.R. Section 2510-101, as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entity.
10.13.
Employees. Seller does not employ any employees with respect to the Property.
10.14.
Tax Assessments. Except as may be included in the Initial Due Diligence Materials, Seller has not received notice of any contemplated or actual special tax assessments affecting the Property. There are no pending tax contest proceedings with respect to the Property.
10.15.
Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition,
(iii)
suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, or
(iv)
suffered the attachment or other judicial seizure of any of Seller’s assets.
10.16.
Anti-Money Laundering, Sanctions, Anti-Corruption. Neither Seller nor, to Seller’s knowledge, any of its beneficial owners is a target of any economic, trade, or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, or anti-terrorism laws imposed from time to time by the governments of the United States, Canada, and the European Union, including but not limited to those administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”). Seller and, to Seller’s knowledge, each of its beneficial owners is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance imposed from time to time by the governments of the United States, Canada, and the European Union, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations. Neither Seller nor, to Seller’s knowledge, any of its beneficial owners is a person or entity with whom Buyer is restricted from doing business with under the Patriot Act and regulations promulgated pursuant thereto, including without limitation persons and entities named on

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the OFAC Specially Designated Nationals and Blocked Persons List. Notwithstanding the foregoing, the “beneficial owners” for purposes of this Section 10.16 shall exclude the holders of any publicly traded securities.

10.17.
TIF Districts. The Property constitutes part of a tax increment financing reinvestment zone pursuant to that certain (a) Ordinance No. 29340, authorized by the Dallas City Council on May 14, 2014, designating Tax Increment Financing Reinvestment Zone Number Twenty (Mall Area Redevelopment TIF District) pursuant to Chapter 311 of the Texas Tax Code, and (b) the Project Plan and Reinvestment Zone Financing Plan authorized by Resolution No. 15-1145 and Ordinance No. 29771 on June 17, 2015 (collectively, the “TIF District”). Seller is not party to any specific agreements granting tax increment financing or other economic incentives to Seller with respect to the Property.
10.18.
Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (subject to permitted updates thereto pursuant to Section 13.1, as applicable) shall survive Closing for a period of nine (9) months (as applicable, the “Survival Period”); except that for purposes of the Fundamental Representations (defined below) the Survival Period shall be a period of twelve (12) months following the Closing Date. No claim by Buyer for a breach of any representation or warranty of Seller shall be actionable or payable following Closing if the breach in question results from a condition, state of facts or other matter of which Buyer has knowledge prior to Closing (in this regard, Buyer shall be deemed to have knowledge of all Initial Due Diligence Materials and any Additional Due Diligence Materials delivered to Buyer by Seller following Buyer’s written request therefor in accordance with Section 7.1). In addition, no claim for a breach of any representation or warranty of Seller shall be actionable or payable following the Closing Date unless: (a) the claims for all such breaches collectively aggregate $10,575 or more, in which event the full amount of such claims shall be actionable; (b) written notice containing a description of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period (a “Claim Notice”); and (c) Buyer commences a litigation action with respect to the applicable Claim Notice within forty-five (45) days following the giving of the applicable Claim Notice. For the avoidance of doubt, the representations and warranties of Seller set forth in this Agreement shall survive Closing solely for the duration of the Survival Period, subject to Buyer’s right to provide a Claim Notice and commence a litigation action as described above, even if such litigation action continues beyond the Survival Period. Notwithstanding the foregoing or anything else to the contrary, in no event shall Seller be liable to Buyer for breaches of any representations or warranties made by Seller in excess of an aggregate amount equal to 2.25% of the Purchase Price (the “Liability Cap”). For the avoidance of doubt, in no event shall the Liability Cap apply to: (i) claims to the extent arising from the fraud of Seller or any of Seller’s affiliates, officers, directors, members, or employees, (ii) prorations and adjustments under Section 5 above, (iii) brokerage commissions payable under Section 20,

(iv) attorneys’ fees or other enforcement amounts payable under Section 22.12 (as distinguishable from any other judgment, settlement or award payable under Section 22.12), or (v) any indemnification obligations of Seller under this Agreement that expressly survive Closing. The foregoing provision shall survive the Closing. For purposes of this Agreement, “Fundamental Representations” shall mean the representations and warranties of Seller set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.6, 10.8 and 10.16.

10.18.1.
Intentionally Omitted.
10.19.
Seller’s Knowledge. Whenever the phrases “to Seller’s knowledge” or any similar phrase is used herein, those phrases mean the actual knowledge, without any obligation to inquire or investigate, of Eric Dinenberg (the “Seller Knowledge Party”). Seller Knowledge Party is the person or persons affiliated with Seller that is highly familiar with the subject matter of the representations and warranties of Seller set forth in this Agreement that are qualified by Seller’s knowledge or words of similar import. Notwithstanding the foregoing or anything else to the contrary, the representations and warranties contained in Section 10 (and, as applicable, elsewhere in this Agreement) are the representations and

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warranties of Seller and in no event or circumstances will be construed as either the individual representations and warranties of Seller Knowledge Party or to create any individual or other personal liability for Seller Knowledge Party.

10.20.
WAIVER AND RELEASE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING. UPON CLOSING, BUYER ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE

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PROPERTY, IN EACH CASE OTHER THAN (COLLECTIVELY, THE “EXCLUDED CLAIMS”) (i) CLAIMS TO THE EXTENT ARISING FROM MATTERS SPECIFICALLY SET FORTH IN AND THUS SUBJECT TO THIS AGREEMENT OR ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING,

(ii)
CLAIMS TO THE EXTENT ARISING FROM THE FRAUD OF SELLER, RELATED SELLER OR ANY OF SELLER’S OR RELATED SELLER’S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, UNLESS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING, BUYER SHALL HAVE NO RIGHT TO REQUIRE SELLER TO PERFORM, AND SELLER SHALL HAVE NO OBLIGATION TO PERFORM SUCH CLEAN-UP, REMOVAL OR REMEDIATION FOLLOWING THE CLSOING DATE. AS PART OF THE PROVISIONS OF THIS SECTION 10.20, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, OTHER THAN WITH RESPECT TO THE EXCLUDED CLAIMS. SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THE COMPENSATION TO BE PAID TO SELLER FOR THE PROPERTY WAS NEGOTIATED TAKING INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD SUBJECT TO THE TERMS AND PROVISIONS OF THIS SECTION

10.20. SELLER AND BUYER AGREE THAT THE TERMS AND PROVISIONS OF THIS SECTION

10.20 SHALL SURVIVE CLOSING.

11.
Covenants of Seller.
11.1.
Seller Obligations Prior to Closing. During the period commencing on the Effective Date and ending on the Closing Date, Seller shall:
11.1.1.
Not enter into any new agreement or contract (including any Lease) that would be binding upon Buyer or the Property or any portion thereof without the written consent of Buyer in each instance, which may be given or withheld in Buyer’s sole discretion. Notwithstanding the foregoing or anything else to the contrary:
11.1.1.1.
Seller is entitled to terminate or amend any existing Service Contract in its discretion, provided no such amendment shall extend the then-current term of the applicable Service Contract beyond the Closing Date unless the same is on commercially reasonable terms, is consistent with Seller’s ordinary course of business and is otherwise terminable upon no more than thirty

(30) days’ notice without penalty or fee;

11.1.1.2.
Seller is entitled to enter into any new Service Contract in its discretion consistent with Seller’s ordinary course of business, provided, that if the term of such new Service Contract may extend beyond the Closing Date, such Service Contract must be on commercially reasonable terms and be terminable upon no more than thirty (30) days’ notice without penalty or fee;
11.1.1.3.
Seller may enter into Leases that constitute short-term license agreements permitting temporary events (such as carnivals, amusement parks, circuses, holiday events, concerts or similar uses or other temporary uses in Seller’s reasonable discretion) on vacant portions of the Property; provided, that (a) no such license shall grant any leasehold or other possessory interest in the Property (other than the license interest itself), (b) any such license shall require the licensee to comply with all applicable legal requirements and carry commercially reasonable insurance, and (c) if the term of

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such license will extend past June 1, 2027 (taking into account all extensions or other options, even if the exercise thereof is at the discretion of one or both parties to such license), then such license shall be subject to Buyer’s prior written approval, not to be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, any license entered into in accordance with this Section 11.1.1.3 shall constitute a Lease for all purposes under this Agreement;

11.1.1.4.
Seller may terminate the Leases and/or the possessory rights thereunder and otherwise enforce the Leases in Seller’s discretion consistent with Seller’s ordinary course of business (including if due to a tenant or licensee default thereunder); and
11.1.1.5.
Intentionally Deleted.

Seller agrees to keep Buyer reasonably apprised with respect to the matters described in this Section 11.1.1.

11.1.2.
(i) not create, incur or suffer to exist any mortgage, deed of trust, lien, pledge or other encumbrance arising by, through or Seller in any way affecting any portion of the Property that will survive the Closing (subject to the other applicable terms and provisions of this Agreement); as a point of clarity, and notwithstanding anything to the contrary, between the Effective Date and Closing, Seller is entitled to refinance existing debt (including mortgage debt) and/or procure new debt (including mortgage debt), so long as any lien related to any such debt (to the extent affecting the Property) is released on or before Closing and, provided, that the parties agree that any such refinancing or new debt (to the extent affecting the Property) is deemed to be a Mandatory Cure Item and (ii) not consent to any tenant under any Lease recording or placing of record any leasehold mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Property and, if any such tenant records any of the foregoing in violation of such tenant’s lease, use commercially reasonable efforts to cause such tenant to remove all such items placed of record under the Lease, which commercially reasonable efforts shall include declaring a default under the Lease and pursuing appropriate remedies permitted under the Lease as a result thereof as reasonably determined by Seller in consultation with Buyer. For the avoidance of doubt, nothing in this Section 11.1.2 shall limit Buyer’s rights to object to title exceptions under Sections 8.3 and 8.4 or Seller’s obligations with respect to Mandatory Cure Items;
11.1.3.
Not modify the zoning for the Property without the prior written consent of Buyer, which may be given or withheld in Buyer’s sole discretion (subject to Section 7.3, as applicable) and not materially change the physical condition of the Property from the condition existing on the Effective Date without Buyer’s prior written consent, which may be given or withheld in Buyer’s sole discretion;
11.1.4.
Operate the Property and maintain insurance thereon in substantial accordance with past practice in effect prior to the Effective Date, reasonable wear and tear excepted; and
11.1.5.
Furnish to Buyer copies of any written notice, claim, or demand received by Seller during the pendency of this Agreement that would materially change any representation given by Seller herein.
11.2.
Service Contracts. No later than the expiration of the Inspection Period, Buyer will advise Seller in writing which Service Contracts Buyer elects to assume at Closing and which Service Contracts Buyer requires to be terminated at Closing (in this regard, if Buyer fails to provide such notice, Buyer shall be deemed to have assumed all Service Contracts). Seller shall deliver notices of termination of all Service Contracts that are not so assumed so that the same are terminated on or before the Closing Date. Notwithstanding the foregoing, in no event shall Buyer have the right to assume any Service Contracts that automatically terminate in connection with a sale of the Property and Seller shall terminate effective as

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of the Closing Date all Service Contracts with any affiliate of Seller or Related Seller (even if Buyer does not elect to assume the same).

11.3.
Management and Leasing Agreements. Notwithstanding any term of this Agreement to the contrary, on or before the Closing, Seller shall cause any existing property management and/or leasing agreements to which Seller is a party or otherwise bound that affect the Property, to be terminated.
11.4.
Exclusivity. From the Effective Date until the Closing Date (or earlier termination of this Agreement) Seller (on behalf of itself and its partners, officers, directors and members) agrees that it will not and will not knowingly permit any of its brokers, finders or representatives to, actively entertain, solicit or enter into any other offers, agreements or negotiations for or with respect to the sale or the granting of rights to purchase the Property (or any interest therein), or for any sale or joint venture pertaining to the Property; provided, however, that Seller shall not be deemed to be in breach of this Section 11.4 solely as a result of (i) receiving unsolicited communications from third parties (including brokers) regarding the Property as long as Seller does not engage in substantive negotiations in response to any such unsolicited communications and promptly notifies such party that the Property is under contract, (ii) the sales of any publicly traded shares of any direct or indirect owners of Seller, (iii) the sale of equity interests in a direct or indirect owner of Seller, provided, that, with respect to this clause (iii), (a) the sale also involves interests in real property other than the Property, (b) the sale is for a valid business purpose and is not designed with the intent to circumvent the restrictions of this Section 11.4 and (c) the purchaser of such equity interests shall remain bound to cause Seller to comply with the terms of this Agreement and, upon request by Buyer, such purchaser shall execute an acknowledgement confirming the same.
11.5.
Updated Information. Between the Effective Date and the Closing Date, Seller shall, promptly following receipt thereof by Seller (or its affiliates or property manager) following the Effective Date, deliver to Buyer copies of all of the following: (i) written notices of any of the types of matters described in Section 10.6, written notices of violations issued by any applicable governmental authority (including violations of environmental laws) with respect to Seller, Related Seller, the Property and/or the Related Property, and any other written notices that are reasonably likely to impact the Entitlements and/or Buyer’s operation or ownership and/or the development of the Property or the Related Property following Closing, (ii) all new Service Contracts, Leases and Permitted Exceptions entered into by Seller or any amendments or modifications thereof, and (iii) except to the extent that any of the following items are delivered to Seller by or on behalf of Buyer, material written communications pertaining to the Project or the Entitlements, including, without limitation, material written correspondence from the City of Dallas, any neighbors or stakeholders in the area where the Property is located, etc.
12.
Representations and Warranties of Buyer. As of the Effective Date, Buyer hereby warrants and represents to Seller as follows:
12.1.
Organization; Authority. Buyer is an entity which is duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer is authorized to transact business in the state in which the Property is located. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms without the necessity of obtaining any third-party approval (other than those which have been obtained by Buyer), and the persons executing this Agreement on behalf of Buyer have been duly authorized to do so. Buyer represents that the organizational chart and the redacted organizational documents of Buyer (establishing purpose and authority to approve and consummate the transactions contemplated hereunder) that Buyer previously provided to Seller prior to the Effective Date are true and correct in all material respects.

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12.2.
Contract Enforceable. This Agreement resulted from an arm’s-length negotiation, has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof, except as enforceability hereof may be limited by bankruptcy, insolvency, or reorganization laws or applicable principles of equity.
12.3.
Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental, quasi-governmental, or regulatory authority (subject to Section 7.3, as applicable); (ii) breach any provisions of the organizational documents of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, covenant, exclusive or other instrument, commitment, or obligation to which Buyer is a party, or by which Buyer or any of Buyer’s material assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law, or ruling of any court or governmental authority applicable to Buyer, or to Buyer’s knowledge, any of Buyer’s material assets.
12.4.
Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer and, to Buyer’s knowledge, no action, suit, arbitration, unsatisfied order or judgment, or government investigation is currently threatened in writing against Buyer, which, in either case, if adversely determined, would have an adverse impact on the ability of Buyer to perform Buyer’s obligations under this Agreement.
12.5.
Foreign Person and Anti- Money Laundering, Sanctions, Anti-Corruption. Buyer is not a “foreign person” or “foreign corporation” or a “disregarded entity” all as those terms are defined in the internal revenue code, and the regulations promulgated thereunder. Neither Buyer nor, to Buyer’s knowledge, any of its beneficial owners is a target of any economic, trade, or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, or anti-terrorism laws imposed from time to time by the governments of the United States, Canada, and the European Union, including but not limited to those administered or enforced by the OFAC. Buyer and, to Buyer’s knowledge, each of its beneficial owners is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance imposed from time to time by the governments of the United States, Canada, and the European Union, including the reporting, record keeping and compliance requirements of the BSA, as amended by the Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations. Neither Buyer nor, to Buyer’s knowledge, any of its beneficial owners is (and they will not be), a person or entity with whom Seller is restricted from doing business with under the Patriot Act and regulations promulgated pursuant thereto, including without limitation persons and entities named on the OFAC Specially Designated Nationals and Blocked Persons List.
12.6.
Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition,
(iii)
suffered the appointment of a receiver to take possession of all or substantially all of Buyer’s assets, or
(iv)
suffered the attachment or other judicial seizure of any of Buyer’s assets.
12.7.
Buyer’s Knowledge. Whenever the phrases “to Buyer’s knowledge” or any similar phrase is used herein, those phrases mean the actual knowledge of Steve Garfinkel (“Buyer Knowledge Party”). The Buyer Knowledge Party is the person or persons affiliated with Buyer that is highly familiar with the subject matter of the representations and warranties of Buyer set forth in this Agreement that are qualified by Buyer’s knowledge or words of similar import. Notwithstanding the foregoing or anything else to the contrary, the representations and warranties contained in Section 12 (and,

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as applicable, elsewhere in this Agreement) are the representations and warranties of Buyer and in no event or circumstances will be construed as either the individual representations and warranties of Buyer Knowledge Party or to create any individual or other personal liability for Buyer Knowledge Party.

13.
Conditions Precedent
13.1.
Conditions Precedent to Buyer’s Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or written waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:
13.1.1.
Seller’s warranties and representations under this Agreement are true and correct as of the Effective Date and true and correct in all material respects as of the Closing Date; provided, that, if, as of the Closing Date, any of Seller’s representations or warranties is not true and correct in all material respects (a “Rep Breach”), then, such Rep Breach shall only constitute a failure of Buyer’s condition to Closing set forth in this Section 13.1.1 and shall not constitute a breach or Seller Default under this Agreement (any such Rep Breach, an “FC Rep Change”) if such Rep Breach (i) occurs by virtue of the passage of time and (ii) does not arise from the acts or omissions (where there is a duty to act) of Seller. Notwithstanding the foregoing, if, as of the Closing Date, Seller modifies its representations and warranties under this Agreement to reflect (a) any state of facts approved or consented to by Buyer (in writing) during the term of this Agreement, (b) a Condemnation disclosed to Buyer in accordance with Section 9 (including any for which Buyer waived its termination right, or did not have a termination right, under Section 9.1),

(c) a tax contest proceeding commenced by Seller in the ordinary course of business, or (d) any action taken by Seller that is expressly permitted pursuant to the terms of this Agreement, none of the changes described in clauses (a) through (d) above shall constitute a Rep Breach;

13.1.2.
Seller is not in Seller Default hereunder beyond applicable notice and cure periods hereunder and Related Seller is not in “Seller Default” (as defined in the Related Agreement) beyond applicable notice and cure periods under the Related Agreement;
13.1.3.
the obligations of Seller contained in this Agreement have been performed in all material respects;
13.1.4.
Escrow Agent has confirmed in writing that it is unconditionally (except payment of the applicable premium to be paid at Closing), prepared to issue an owner’s title policy of insurance to Buyer in the amount of the Purchase Price, subject only to the Permitted Exceptions, and including such endorsements and expanded coverage (the costs of which are to be paid by Buyer) that the Escrow Agent confirmed during the Inspection Period was available for issuance in a final title policy based on the Commitment (the “Title Policy”); and
13.1.5.
Seller shall deliver to Buyer, at least five (5) Business Days prior to the Closing Date, a duly executed and acknowledged estoppel certificate, in a form reasonably approved by Buyer, from each of the tenants or licensees of the Property that are party to a Lease that will be in effect on the Closing Date (collectively, the “Tenant Estoppel Certificates”), dated no more than forty-five (45) days prior to the Closing Date and disclosing no information that conflicts (in any material and adverse respect) with the applicable Lease or any representation or warranty of Seller set forth in this Agreement. Buyer shall provide Seller with a completed draft of each Tenant Estoppel Certificate prior to Seller transmitting such draft to such tenant for Seller’s reasonable review and approval. Seller shall deliver to Buyer copies of the signed Tenant Estoppel Certificates, or any comments to the same received from the tenants, promptly following Seller’s receipt thereof. Buyer shall respond promptly to each of the foregoing requests. As a point of clarity, and notwithstanding anything to the contrary, if Seller fails to procure any of the Tenant Estoppel Certificates and Seller otherwise used commercially reasonable efforts to obtain such

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Tenant Estoppel Certificates, Seller shall not in any way be deemed to be in breach or Seller Default under this Agreement but the same shall constitute a failure of condition under this Section 13.1.5. Notwithstanding anything contained in this Agreement to the contrary, if Seller delivers to Buyer a fully executed Tenant Estoppel Certificate that complies with all requirements set forth in this Section 13.1.5 and which attaches a full copy of the applicable Lease to such fully executed Tenant Estoppel Certificate, then Seller shall not have liability for the representation of Seller set forth in the second sentence of Section

10.11 with respect to such Lease (and only such Lease).

13.1.6.
All conditions precedent to Buyer’s obligation to close under the Related Agreement are fully satisfied or have been waived by Buyer (in writing).
13.2.
Conditions Precedent to Seller’s Obligations. The obligations of Seller under this Agreement are subject to satisfaction or written waiver by Seller of each of the following conditions or requirements on or before the Closing Date: (i) Buyer’s warranties and representations under this Agreement are true and correct as of the Effective Date and true and correct in all material respects at Closing (subject to updates thereto which may be made in the ordinary course through no intentional fault on the part of Buyer, for which updates Buyer shall have no liability to Seller with respect thereto or otherwise be in default hereunder); in this regard, Buyer shall promptly notify Seller of any such updates upon Buyer being made aware thereof); (ii) Buyer is not in Buyer Default hereunder beyond applicable notice and cure periods; (iii) the obligations of Buyer contained in this Agreement have been performed in all material respects; and (iv) all conditions precedent to Related Seller’s obligation to close under the Related Agreement are fully satisfied or have been waived by Related Seller (in writing).
13.3.
Effect of Failure of Condition Precedent. So long as a party is not in Seller Default or Buyer Default, as applicable, hereunder beyond applicable notice and cure periods, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, then subject to any applicable notice and cure periods provided in Section 17.1 and Section 17.2, the party benefited by such condition shall, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party on or before the Closing Date (as the Closing Date may be extended as provided below) or such earlier date as is provided herein, provided, that the Related Agreement must also be terminated simultaneously or (ii) elect to close notwithstanding the non-satisfaction of such condition, in which event of an election to close such party shall be deemed to have waived any such condition, provided, that an election to waive and proceed to closing shall only be permitted if the closing will simultaneously occur under the Related Agreement. If such party elects to terminate this Agreement, then this Agreement shall terminate, and neither party shall have any further obligations hereunder, other than those obligations that expressly survive the termination of this Agreement; provided that if such unsatisfied condition arises from a Seller Default or Buyer Default, as applicable, by non-terminating party, then subject to any applicable notice and cure periods provided in Section 17.1 and Section 17.2, the terminating party shall have the right to exercise any additional or alternative remedies available with respect to the subject Seller Default or Buyer Default, as applicable, to the extent specifically set forth in Section 17.1 or Section 17.2, as applicable.
14.
Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement will occur through an escrow established at the offices of Escrow Agent not later than 4:00 p.m. CST on the Closing Date. The date of Closing will be the Closing Date set forth in the Key Terms Summary. TIME SHALL BE OF THE ESSENCE with respect to each party’s obligation to consummate the Closing on the Closing Date, as the same may be extended pursuant to any express provision of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the obligations of Seller and Buyer to consummate the Closing under this Agreement are expressly conditioned upon the simultaneous consummation of the closing under the Related Agreement, and no party shall be obligated to consummate the Closing, and neither Escrow Agent nor Funding Agent shall release any documents or funds with respect

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to the Closing, unless the closing under the Related Agreement occurs concurrently with the Closing under this Agreement.

15.
Possession. Seller shall deliver possession of the Property to Buyer at Closing (subject to the other applicable terms and provisions of this Agreement, including the Leases, the Service Contracts not required to be terminated on or before the Closing Date and the Permitted Exceptions, as applicable).
16.
Closing Documents.
16.1.
Seller Closing Deliverables. At or prior to Closing, Seller shall deliver to Escrow Agent the following documents, to be released and (as applicable) recorded by Escrow Agent upon Closing:
16.1.1.
The duly executed and acknowledged Deed in the form attached hereto as Exhibit C;

16.1.2.
A duly executed counterpart of the Assignment of Service Contracts (to the extent Buyer has elected to assume the same or is otherwise required to assume the same pursuant to this Agreement), in the form attached hereto as Exhibit D (the “Assignment of Contracts”);
16.1.3.
A duly executed counterpart of the Assignment and Assumption of Leases, in the form attached hereto as Exhibit E (the “Assignment of Leases”), if any Leases are in effect on the Closing Date;
16.1.4.
A duly executed counterpart of the Assignment of Intangible Property in the form attached hereto as Exhibit F (the “Assignment of Intangibles”);
16.1.5.
A duly executed counterpart of the Bill of Sale in the form attached hereto as Exhibit G (the “Bill of Sale”);
16.1.6.
A notice to each party to each Service Contract (to the extent Buyer has elected to assume the same or is otherwise required to assume the same pursuant to this Agreement), in the form attached hereto as Exhibit H (each, a “Vendor Notice”), to be sent to all applicable recipients by Buyer following Closing;
16.1.7.
A notice to each tenant under the Leases, in the form attached hereto as Exhibit I (each, a “Tenant Notice”), to be sent to all applicable recipients by Buyer following Closing, if any Leases are in effect on the Closing Date;
16.1.8.
All owner’s affidavits or certificates, corporate authorizations, evidence of Seller’s capacity and authority for the Closing and other documents in form and scope required by the Escrow Agent to deliver title insurance in accordance with Section 13.1(iii) above or otherwise to effectuate Closing (provided the same are otherwise in form and substance reasonably acceptable to Seller);
16.1.9.
A completed and executed IRS Form W-9 or FIRPTA affidavit for Seller;
16.1.10.
A duly executed counterpart of the Settlement Statement;
16.1.11.
Intentionally Omitted;
16.1.12.
An updated rent roll dated within three (3) Business Days prior to the Closing Date, if any Leases are in effect on the Closing Date; and

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16.1.13.
On the Closing Date, Seller shall deliver to Buyer or make available at the Property, as applicable, a set of keys and/or access cards to the Property, together with, as applicable, any security or other codes necessary to access the Property or any part thereof.
16.2.
Buyer Closing Deliverables. At or prior to Closing, Buyer shall deliver (i) solely with respect to Section 16.2.1, to Funding Agent the funds required under such Section and (ii) with respect to all other subsections of this Section 16.2, to Escrow Agent the following documents and deliverables required thereunder, to be released and (as applicable) recorded by Funding Agent or Escrow Agent (as applicable) upon Closing
16.2.1.
Wire transfer of immediately available federal funds in the amount required under Section 4;
16.2.2.
A duly executed counterpart of the Assignment of Contracts;
16.2.3.
A duly executed counterpart of the Assignment of Leases, if any Leases are in effect on the Closing Date;
16.2.4.
A duly executed counterpart of the Assignment of Intangibles;
16.2.5.
A duly executed counterpart of the Bill of Sale
16.2.6.
A duly executed counterpart of each Vendor Notice;
16.2.7.
A duly executed counterpart of each Tenant Notice, if any Leases are in effect on the Closing Date;
16.2.8.
A duly executed counterpart of the Settlement Statement;
16.2.9.
Intentionally Omitted; and
16.2.10.
All affidavits or certificates, corporate authorizations, evidence of Buyer’s capacity and authority for the Closing and other documents in form and scope required by the Escrow Agent to deliver the Title Policy or otherwise to effectuate Closing (provided the same are otherwise in form and substance reasonably acceptable to Buyer).
17.
Breach, Termination, and Expiration.
17.1.
Breach by Buyer. If Buyer (i) defaults in its obligation to pay the Purchase Price at Closing, consummate the Closing or perform any of its other obligations to be performed on the Closing Date as required by this Agreement and such default is not cured within five (5) days following Buyer’s receipt of written notice from Seller of such default, (ii) Buyer fails to fund any Deposit as and when the same is required to be funded in accordance with the provisions of Section 7.4 and such failure is not cured within five (5) days following Buyer’s receipt of written notice from Seller of such failure, (iii) if Buyer breaches any other material covenant or fails to perform any material obligation of Buyer contained in this Agreement (i.e., any material covenant or obligation to be performed by Buyer prior to the Closing Date) and such breach is not cured within thirty (30) days following Buyer’s receipt of written notice from Seller of such breach or failure, (iv) if, as of the Closing Date, there is a material breach of Buyer’s warranties and representations made in this Agreement (subject to permitted updates thereto pursuant to Section 13.2, as applicable) and such breach is not cured within thirty (30) days following Buyer’s receipt of written notice from Seller of such breach or (v) a “Buyer Default” (as defined in the Related Agreement) has occurred

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under the Related Agreement and is continuing, then, any of the foregoing clauses (i) through (v) shall constitute a “Buyer Default” and upon the occurrence and during the continuance of a Buyer Default, Seller shall be entitled to terminate this Agreement upon written notice to Buyer and retain the First Deposit and the Release Payments as full liquidated damages and as Seller’s sole and exclusive remedy for any such Default by Buyer; provided, that as a condition to such termination, Related Seller is also terminating the Related Agreement simultaneously. The parties acknowledge the difficulty of ascertaining Seller’s damages in such a circumstance and agree that the amount of the First Deposit and the Release Payments represents a reasonable and mutual attempt by Buyer and Seller to anticipate the consequence to Seller of the applicable Buyer Default. Upon delivery of any such termination notice, this Agreement shall automatically terminate and the parties shall have no further obligations or liabilities hereunder other than those that expressly survive a termination of this Agreement.

17.2.
Breach by Seller. If Seller (i) defaults in its obligation to consummate the Closing or perform any of its other obligations to be performed on the Closing Date as required by this Agreement and such default is not cured within ten (10) Business Days following Seller’s receipt of written notice from Buyer of such default, (ii) if Seller breaches any other material covenant or fails to perform any material obligation of Seller contained in this Agreement (i.e., any material covenant or obligation to be performed by Seller prior to the Closing Date) and such breach is not cured within thirty (30) days following Seller’s receipt of written notice from Buyer of such breach or failure, (iii) if, as of the Closing Date, there is a Rep Breach (other than an FC Rep Change) and such Rep Breach is not cured within thirty (30) days following Seller’s receipt of written notice from Buyer of such Rep Breach, or (iv) a “Seller Default” (as defined in the Related Agreement) has occurred under the Related Agreement and is continuing, then, any of the foregoing clauses (i) through (iv) shall constitute a “Seller Default”, and upon the occurrence and during the continuance of a Seller Default, Buyer may at its option, as its sole and exclusive remedy, (a) waive said Seller Default and proceed to Closing without any reduction in the Purchase Price, provided, that Buyer has also waived any “Seller Defaults” (as defined in the Related Agreement) under the Related Agreement and the closing under the Related Agreement will occur simultaneously with the Closing hereunder, (b) terminate this Agreement upon written notice to Seller, whereupon, Seller shall be obligated to pay to Buyer (within ten (10) Business Days following the giving of such termination notice) a full refund of the First Deposit and all Release Payments previously paid by Buyer and reimbursement to Buyer by Seller of actual and verifiable out-of-pocket costs (excluding the First Deposit and the Release Payments) incurred by Seller in connection with this transaction (the “Pursuit Costs”), in an aggregate amount not to exceed $211,500, which Pursuit Costs shall be paid by Seller to Buyer within ten (10) Business Days after the date that Buyer provides Seller with a written invoice therefor, together with reasonable evidence of the subject Pursuit Costs, which may be provided in the form of receipt or invoices, following which, this Agreement shall automatically terminate and the parties shall have no further obligations or liabilities hereunder other than those that expressly survive a termination of this Agreement, provided, that as a condition to any such termination, Buyer is also simultaneously terminating the Related Agreement; or (c) enforce Seller’s obligation to convey the Property to Buyer pursuant to this Agreement or any other material obligation of Seller that is the subject to the applicable Seller Default by suit for specific performance, provided a specific performance action is filed by Buyer within thirty (30) days following the expiration of the applicable notice and cure period described in the first paragraph of this Section 17.2. In the event that an action for specific performance is commenced by Buyer under the Related Agreement in order to enforce the terms thereof, this Agreement shall remain in effect pending the resolution of such action for specific performance and,

(i) if the result of such action is that that closing under the Related Agreement will occur, then the Closing hereunder shall occur on the same date as under the Related Agreement, subject in all events to satisfaction of all conditions to Closing under this Agreement and the Related Agreement (unless waived by Buyer in writing) and (ii) if the result of such action is that the closing under the Related Agreement will not occur and the Related Agreement will instead be terminated under clause (b) of Section 17.2 of the Related Agreement, then this Agreement shall also terminate effective on the same date of termination of the Related Agreement in accordance with clause (b) of this Section 17.2. Notwithstanding the foregoing or

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anything contained in this Agreement to the contrary, in the event Buyer is precluded from bringing an action for specific performance of this Agreement because of the nature of the Seller Default (e.g., Seller sold the Property to another party in breach of this Agreement) under this Agreement or Buyer is precluded from bringing an action for specific performance of the Related Agreement because of the nature of the “Seller Default” (as defined in the Related Agreement) under the Related Agreement (e.g., Related Seller sold the Related Property to another party in breach of the Related Agreement), in either such case, Buyer shall be entitled to pursue an action against Seller and Related Seller to recover from Seller and Related Seller any and all actual damages, costs, expenses and losses suffered or incurred by Buyer as a result of such Seller Default hereunder and/or “Seller Default” (as defined in the Related Agreement) under the Related Agreement. The provisions of clause (b) of this Section 17.2 shall survive any termination of this Agreement until all amounts owed by Seller to Buyer thereunder have been paid to Buyer in full.

17.3.
Cross-Default. Seller and Buyer acknowledge and agree that this Agreement and the Related Agreement are intended to be fully cross-defaulted and enforced as a single, integrated transaction, and, accordingly, any Seller Default or Buyer Default under this Agreement shall automatically constitute a “Seller Default” or “Buyer Default” (as applicable) by such party under the Related Agreement, and any “Seller Default” or “Buyer Default” under the Related Agreement shall automatically constitute a Seller Default or Buyer Default (as applicable) by such party under this Agreement, in each case without the necessity of any additional notice or action except to the extent expressly required under the applicable notice and cure provisions of this Agreement or the Related Agreement.
17.4.
Exclusive Remedies. Except as otherwise provided in this Agreement, the rights and remedies set forth in this Article 17 are the sole and exclusive remedies available to Seller and Buyer in the event of a breach or default by the other party of this Agreement.
17.5.
No Personal Liability. Buyer acknowledges and agrees that: (i) the direct and indirect shareholders, partners, members, owners, trustees, officers, directors, employees, agents, contractors and security holders of Seller are not assuming any, and shall have no, personal liability for any obligations of Seller under this Agreement. Similarly, Seller acknowledges and agrees that: (i) the direct and indirect shareholders, partners, members, owners, trustees, officers, directors, employees, agents, contractors and security holders of Buyer are not assuming any, and shall have no, personal liability for any obligations of Buyer under this Agreement.
18.
Assignment. Buyer may assign this Agreement and Buyer’s rights and obligations under this Agreement to any affiliate of Buyer without Seller’s prior written consent, though in such case the assignor-Buyer will not be released of its obligations under this Agreement and shall remain jointly and severally liable under this Agreement with the assignee-Buyer. In order to exercise such assignment right, Buyer must provide Seller with written notice of such assignment at least ten (10) days prior to Closing (though the actual assignment instrument may be made to be effective on or before Closing). The Seller may not assign or transfer any rights or obligations under this Agreement without the prior written consent of Buyer, which consent may be provided or withheld in the sole discretion of Buyer.
19.
Notices.
19.1.
Written Notice; Delivery Methods. Any notice or other communication required or permitted to be given under this Agreement, or by law, shall be in writing, delivered to the applicable address below and either (a) personally delivered, (b) sent by any nationally-recognized overnight courier service, delivery charges prepaid, or (c) sent by email with a PDF attachment with an original copy thereof transmitted to the recipient by one of the other means described in clause (a) or (b) of this Section 19.1 in the event such notice constitutes a default or termination notice. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or by email with a PDF attachment

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or the next Business Day if sent by overnight courier; provided that, any notice received after 6:00 p.m. CST on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day. Further, all notices given pursuant to this Agreement will be effective if executed and sent or received by counsel for Buyer or Seller, as applicable.

If to Buyer: If to Seller:

c/o Interface Operations LLC

410 South Rampart Boulevard, Suite 440 Las Vegas, Nevada 89145

Attention: Steven Garfinkel Email: sgarfinkel@adfam.com

With a copy to:

Haynes Boone LLP 2801 N Harwood Street Dallas, Texas 75201

Attention: Stephanie M. Spell, Esq. Email: stephanie.spell@haynesboone.com

And copy to:

Jackson Walker LLP

2323 Ross Avenue, Suite 600

Dallas, Texas 75201

Attention: Brian Lidji, Esq. and Suzan Kedron, Esq. Email: blidji@jw.com and skedron@jw.com

c/o Seritage Growth Properties Attn: Eric Dinenberg and Matthew Fernand

500 Fifth Avenue, Suite 1530 New York, NY 10110

E: edinenberg@seritage.com; mfernand@seritage.com

With a copy to:

Condon Tobin

Attn: Rory Nerenberg 8080 Park Ln., Suite 700

Dallas, TX 75231

E: Rnerenberg@condontobin.com

20.
Broker(s). Each party represents to the other that it has had no dealings with any real estate broker, agent, or finder in connection with the negotiation of this Agreement and that it knows of no real estate broker or agent entitled to any commission or finder’s fee in connection with this Agreement. Each party shall indemnify and hold harmless the other party from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs, and expenses (including attorneys’ fees and costs) with respect to any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, agent, or finder. The provisions of this Section 20 survive Closing or the earlier termination of this Agreement.
21.
Survival. Except as expressly set forth herein with respect to those provisions that expressly survive the Closing Date, the terms and provisions of this Agreement shall merge into the execution and delivery of the Deed at Closing.
22.
Additional Terms.

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22.1.
Successors or Assigns. The terms, conditions, covenants, and agreements of this Agreement extend to and are binding upon Seller, Buyer, and their respective successors and assigns, if any (provided that this provision is not intended to provide consent to an assignment, which assignment rights and restrictions are governed by Section 18).
22.2.
Severability. If any provision of this Agreement is held to be unenforceable, then that provision is to be construed either by modifying it to the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not). If an unenforceable provision is modified or

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disregarded in accordance with this Section 22.2, the rest of the Agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.

22.3.
Waiver. The parties may waive any provision of this Agreement only by a writing executed by the party or parties against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy or in requiring the satisfaction of any condition under this Agreement, and no act, omission, or course of dealing between the parties, operates as a waiver or estoppel of any right, remedy, or condition. A waiver once given is not to be construed as a waiver on any future occasion or against any other person or entity.
22.4.
Amendment. The parties may amend this Agreement only by a written agreement of the parties that identifies itself as an amendment to this Agreement and that is signed by both Buyer and Seller; provided, however, as a condition thereto, a corresponding amendment must be simultaneously made to the Related Agreement signed by both Buyer and Related Seller.
22.5.
Headings & Interpretation. The descriptive headings/captions of the sections and subsections of this Agreement are for convenience only, do not constitute a part of this Agreement, and do not affect this Agreement’s construction or interpretation. Whenever used in this Agreement: (i) the words “herein”, “hereof”, and similar words refer to this Agreement in its entirety and not solely to any specific sentence, paragraph, or section; (ii) the words “include,” “includes,” and “including” mean considered as part of a larger group, incorporate “without limitation”, and are not limited to the items recited; (iii) the word “shall” means “is obligated to”; (iv) the word “may” means “is permitted to, but is not obligated to”; and (v) unless otherwise noted reference to a specific Section or Exhibit is a reference to a Section or Exhibit in this Agreement.
22.6.
Choice of Law. The laws of the State of Texas (without giving effect to its conflict of laws principles) govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including its interpretation, construction, performance, and enforcement.
22.7.
No Construction Against Drafting Party. Seller and Buyer acknowledge that each of them and their respective counsel have had an opportunity to review this Agreement and that this Agreement will not be construed for or against either party merely because such party prepared or drafted this Agreement or any particular provision thereof.
22.8.
Counterparts & Digital Signatures. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all parties need not appear on the same counterpart. This Agreement is valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of a party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature has for all purposes the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
22.9.
Damages. Notwithstanding anything set forth in this Agreement to the contrary, neither party is liable to the other for any special, indirect, punitive, or consequential damages.

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22.10.
Time of the Essence. Time is of the essence in this Agreement.
22.11.
Business Days. “Business Day” (or “business day”) means, as to any party, any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in the State of Texas or the State of Nevada (“Bank Holiday”). To compute a time period under this Agreement when the period is stated in days or a longer unit of time: (i) exclude the day of the event that triggers the period; (ii) count every day, including intermediate Saturdays, Sundays, and Bank Holidays; and (iii) include the last day of the period, but if the last day is a Saturday, Sunday, or Bank Holiday, the period continues to run until the end of the next day that is not a Saturday, Sunday, or Bank Holiday. Any obligation that is required to be performed hereunder shall be performed on or before 6:00 p.m. CST on the applicable Business Day unless another time for performance is specifically set forth herein.
22.12.
Attorneys’ Fees. In the event of any litigation related to this Agreement, whether to enforce its terms, recover for default, or otherwise, if either party receives a judgment, settlement, or award in its favor (the “Receiving Party”) against the other party (the “Paying Party”) in such litigation, the Paying Party will pay upon demand all of the Receiving Party’s costs, charges, and expenses (including reasonable attorneys’ fees, court costs, and expert witness fees) arising out of such litigation (including the costs of any appeal related thereto).
22.13.
No Third-Party Beneficiaries. Except for references to Related Seller with respect to the Related Agreement pertaining to cross-condition, cross-default, etc., the terms and provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the terms or provisions of this Agreement or of the documents to be executed and delivered at Closing. This Section 22.13 shall survive the Closing of the transaction contemplated by this Agreement.
22.14.
Intentionally Omitted.
22.15.
1031 Exchange. Seller and/or Buyer may elect to seek to structure its purchase or sale (as applicable) of the Property as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”). In connection with the foregoing, the non-requesting party shall reasonably cooperate with the requesting party (at no material cost to such non-requesting party), including, but not limited to, executing and delivering requested documentation related thereto (provided the same is reasonably acceptable to the non-requesting party); provided that (i) the non-requesting party shall not be required to incur any additional liabilities or financial obligations as a consequence of such cooperation, (ii) neither party shall be relieved of its obligations, representations or warranties under this Agreement, (iii) any attempt to structure an acquisition or sale of the Property as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing, and (iv) no documents required to be executed in connection with the 1031 Exchange shall increase the obligations or decrease the rights of the non-requesting party under this Agreement. Additionally, in connection with any 1031 Exchange, neither party shall be required to acquire title to any other property. Any risk that the 1031 Exchange might not qualify as a tax-deferred transaction shall be borne solely by the party seeking to effectuate the same. Each requesting party hereby agrees to indemnify, defend and hold the non-requesting party harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys' fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt of the requesting party to structure the transaction as a 1031 Exchange.

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22.16.
Further Assurances. The parties shall execute such instructions to the Escrow Agent, the Funding Agent and the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement; provided such instruments do not increase either parties’ obligations or decrease either parties’ rights, except in each case, to a de minimis extent.
23.
Merger/Prior Agreements. This Agreement, together with the Related Agreement, constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement, together with all references to the Related Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement and the Related Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, the parties have not relied upon any statement, representation, or agreement of the other party except for those expressly contained in this Agreement. There is no condition precedent to the effectiveness of this Agreement other than those expressly stated in this Agreement.
24.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.
25.
Confidentiality. Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, (i) in the case of Buyer, about the Property (including the Due Diligence Materials and other documentation and information provided by or on behalf of Seller or otherwise such due diligence documentation and information procured by or on behalf of Buyer), this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party and (ii) in the case of Seller, about the Entitlements, any applications submitted with respect thereto, and any development or other plans of Buyer. Notwithstanding the foregoing, Buyer and Seller shall have the right to disclose information with respect to the Property, in its reasonable discretion: (a) to comply with applicable law, court order, subpoena or other demand by a governmental or quasi-governmental authority, (b) to its officers, directors, employees, attorneys, accountants, consultants and other authorized agents, to the extent related to the proposed sale of the Property from Seller to Buyer and provided that Seller and Buyer instruct such party’s recipients of such information and materials that such information and materials are confidential and should be kept confidential, (c) with respect to Buyer, to Buyer’s environmental auditors, consultants, current or prospective investors, current or prospective partners, engineers, potential lenders, and permitted assignees under this Agreement (and each of their respective officers, directors, employees, agents, advisors, representatives, attorneys, engineers, partners, investors or licensees) and other consultants to the extent related to Buyer’s evaluation of its proposed acquisition of the Property, provided that Buyer instructs the recipients of such information and materials that such information and materials are confidential and should be kept confidential and (d) with respect to Buyer, in connection with the application and approval process for the Entitlements. Notwithstanding the foregoing, the terms of this Section 25 shall not apply to any documentation, materials and information in the public domain other than as a result of a breach of this Section 25. Each party acknowledges that a breach of this Section 25 would cause irreparable harm for which monetary damages would be an inadequate remedy, and therefore the non-breaching party shall be entitled to injunctive relief, specific performance and other equitable remedies without the necessity of proving actual damages or posting bond, in addition to any other remedies available at law or in equity. Seller and Buyer (in such capacity, the “Indemnifying Party”) each indemnify, defend

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and hold harmless the other party and its affiliates, members, officers, directors and representatives (collectively, the “Indemnified Party”) from and against any actual losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Party to the extent arising from any breach of this Section 25 by the Indemnifying Party or its affiliates, members, officers, directors or representatives. The provisions of this paragraph shall survive the Closing or any termination of this Agreement for a period of two (2) years and is subject to Section 26 (as applicable).

26.
Press Releases. Seller and Buyer agree that, except as required by any applicable laws, including, without limitation, the rules and regulations of the Securities and Exchange Commission or of any stock exchange or other regulatory authority applicable to any of them or as required by court or administrative order or proceeding, no party shall, with respect to this Agreement and the transactions contemplated in this Agreement, make any public pronouncements or issue press releases prior to the Closing, except that Buyer acknowledges that Seller and its affiliates, will disclose this Agreement in connection with any filings on Form 8-K or 10-Q or in quarterly and/or annual reports (each, a “Seritage Filing”). Notwithstanding the foregoing, following the Effective Date but prior to the Closing Date, (i) Buyer shall be permitted to issue any press releases that may be required or would otherwise benefit Buyer in its pursuit of the Entitlements; and (ii) Seller shall be permitted to issue any press releases, subject to obtaining Buyer’s prior written approval (not to be unreasonably withheld, conditioned or delayed); provided, that no press releases permitted under the foregoing clause (i) or (ii) shall disclose the Purchase Price payable hereunder, the Closing Date or any other material economic or other business terms of the transactions contemplated in this Agreement. Without limiting the foregoing, notwithstanding anything contained in this Section 26 to the contrary, following the later of (a) the first date on which a Seritage Filing has been publicly filed (the “Seritage Filing Date”), or (b) the time at which Buyer has publicly announced the transactions contemplated hereunder, if a third-party requests a statement from Seller with respect to the Property, this Agreement or the transactions contemplated hereunder, Seller shall be permitted to state the following (the “Permitted Seller Statement”): “Seritage has entered into an option agreement with Mavericks’ ownership to sell its property at the Valley View mall site. While we understand the Mavericks are still evaluating different sites, and a zoning and entitlements process would need to be completed before any sale is final, we hope that the future Mavericks’ arena is at Valley View.” Following the Seritage Filing Date, Buyer shall have the right to request revisions to the Permitted Seller Statement, by delivery of written notice to Seller, in which event, Buyer and Seller shall reasonably cooperate to agree on an updated Permitted Seller Statement in form reasonably agreed upon by both Seller and Buyer and memorialized in a letter agreement or amendment to this Agreement. Following the Closing, neither party shall issue any press release that states the Purchase Price payable hereunder.
27.
Intentionally Omitted.
28.
Escrow Provisions.
28.1.
The parties acknowledge that the Escrow Agent and the Funding Agent are acting solely as stakeholders at their request and for their convenience, that the Escrow Agent and Funding Agent shall not be deemed to be the agent of either of the parties, and neither the Escrow Agent nor the Funding Agent shall be liable to either of the parties for any act or omission on its part, other than for their fraud, gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent and Funding Agent harmless from and against all actual costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s and Funding Agent’s (as applicable) duties hereunder, except to the extent any of the foregoing accrues as a result of the fraud, gross negligence or willful misconduct of Escrow Agent or Funding Agent.

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28.2.
The Escrow Agent and the Funding Agent have each acknowledged their agreement to these provisions by signing this Agreement in the place indicated following the signatures of Sellers and Buyer.
28.3.
Seller, Buyer, and Escrow Agent each acknowledge and agree that, notwithstanding any role of Escrow Agent in managing the title and survey process or coordinating the preparation, execution, and delivery of documents in connection with the Closing, Funding Agent shall be the sole party responsible for the receipt, custody, investment, disbursement, and transfer of all funds in connection with the transactions contemplated by this Agreement, including, without limitation, the First Deposit, the Release Payments, and the Purchase Price (collectively, the "Transaction Funds"). Neither Escrow Agent nor any other party shall receive, hold, or disburse any Transaction Funds except as expressly directed by Funding Agent in accordance with the terms of this Agreement. In the event of any conflict between the duties of Escrow Agent and Funding Agent with respect to the handling of Transaction Funds, the authority of Funding Agent shall control.
29.
Effectiveness. Seller and Buyer acknowledge and agree that this Agreement and the Related Agreement are being entered into as one integrated transaction, and, notwithstanding anything to the contrary contained herein, this Agreement shall not become effective unless and until the Related Agreement has been duly executed and delivered by all parties thereto.

[Remainder of Page Left Blank Intentionally – Signatures on Following Page(s)]

____________________

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The parties hereby execute this Agreement as of the dates set forth below.

Buyer:

ARENA DEVELOPMENT INTERMEDIATE,

LLC, a Delaware limited liability company

By: /s/Patrick Dumont Print Name: Patrick Dumont

Title: President

Seller:

SERITAGE SRC FINANCE LLC,

a Delaware limited liability company

By: /s/Matthew Fernand

Name: Matthew Fernand

Title: Vice President

June 1, 2026

Date:

Date:

June 1, 2026

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JOINDER

By the execution hereof, the undersigned hereby joins the Agreement to which this page is attached for the purpose of agreeing to be jointly and severally liable for the obligations of Seritage Seller under Section

10.18 of the Agreement. Such obligations shall be subject to and limited by all of the terms and provisions set forth in Section 10.18 (and the other applicable terms and provisions) of the Agreement, including, without limitation, the Survival Period and the Liability Cap allocable to Seritage Seller (though as a point of clarity, the Liability Cap allocable to Seritage Seller constitutes the maximum aggregate liability of Seritage Seller and Seritage Growth Properties, LP with respect to the obligations of Seritage Seller under Section 10.18 of this Agreement).

Seritage Growth Properties, LP

By: Seritage Growth Properties,

a Maryland real estate investment trust Its: General Partner

By: /s/Matthew Fernand Name: Matthew Fernand

Title: Chief Legal Officer and Corporate Secretary

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Seller - Seritage SRC Finance LLC / Buyer - Arena Development Intermediate LLC

JOINDER BY ESCROW AGENT, TITLE COMPANY AND FUNDING AGENT

Escrow Agent, Title Company and Funding Agent have executed this Agreement in order to confirm that Escrow Agent, Title Company and Funding Agent shall disburse the First Deposit and the Release Payments and the Purchase Price, all pursuant to the provisions of this Agreement.

UTB TITLE

Date executed by Escrow Agent: By:/s/Brenda Manning

6/1/26

Title: Escrow Officer

CHICAGO TITLE INSURANCE COMPANY

Date executed by Title Company: By: /s/Irayda Pacheco

and Funding Agent Name: Irayda Pacheco

6/02/2026

Title: AVP, Commercial Funding Manager

37